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                          AGREEMENT AND PLAN OF MERGER

                              DATED: March 7, 1997


                                  by and among


                                NASH, WEISS & CO.


                         THE QUICK & REILLY GROUP, INC.,


                              NW ACQUISITION CORP.


                                       and


                                  LEE S. CASTY


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





                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, is being entered into this 7th day of March, 1997, by and among The Quick & Reilly Group, Inc., a Delaware corporation ("Quick & Reilly"), NW Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Quick & Reilly ("Acquiror"), Nash, Weiss & Co., a Delaware corporation ("Nash Weiss"), and Lee S. Casty, the owner of all of the issued and outstanding shares of capital stock of Nash Weiss (the "Sole Stockholder").


                                R E C I T A L S:

         WHEREAS, Nash Weiss is a registered broker-dealer engaged solely in the business of providing market making services in securities traded in the over-the-counter market (the "Business").

         WHEREAS, the Boards of Directors of each of Quick & Reilly and Acquiror and the Board of Directors of Nash Weiss have determined that it is in the best interests of their respective companies and their respective stockholders to consummate the business combination transaction provided for herein, in which Nash Weiss will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Acquiror, so that Acquiror is the surviving corporation in the Merger; and

         WHEREAS, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:





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                                   ARTICLE I.

                                   DEFINITIONS


         SECTION 1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms have the meaning specified or referred to in this
SECTION 1.1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

         "AGREEMENT" means this Agreement, including any exhibits, schedules and attachments hereto.

         "ANTITRUST IMPROVEMENTS ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "APPROVAL" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement, declaration or other communication required to be filed with or delivered to, any Governmental Authority, Regulatory Authority or other Person.

         "CERCLA"  means  the  Comprehensive Environmental Response Compensation
and Liability  Act of 1980,  42 U.S.C.  ss. 9601 ET SEQ., as amended,   and  the
rules and regulations promulgated thereunder.

         "CLOSING DATE" shall be the date upon which the Closing occurs.

         "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "CONTRACT" means any contract, agreement, commitment, undertaking, arrangement, purchase order or stipulation (whether oral or written).

         "ENCUMBRANCE" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title, retention agreement, defect in title, covenant or other restriction of any kind, including, any restriction on use, voting transfer or other attributes of ownership.

         "ENVIRONMENTAL LAW" means any environmental or health and/or safety-related law, regulation, rule, ordinance, order, decree or judgment at the Federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted, including but not limited to: (i) CERCLA; (ii) RCRA; (iii) Federal Water Pollution Control Act, as amended by the Clean Water Act, as amended, 33 U.S.C. ss. 1251 ET SEQ.; (iv) Toxic Substances


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Control Act, 15 U.S.C. ss. 2601 ET SEQ., as amended;  (v) Emergency Planning and
Community  Right-to-Know  Act of 1986, 42 U.S.C.  ss. 11001 ET SEQ., as amended;
(vi) Clean Air Act, 42 U.S.C. ss. 7401 ET SEQ., as amended; (vii) Rivers and Harbors Act, 33 U.S.C. ss. 401 ET SEQ., as amended; (viii) OSHA; (ix) Safe Drinking Water Act, 42 U.S.C. ss. 300(f) ET SEQ., as amended, and (x) any other federal, state or local law, regulation, rule, ordinance, order, decree or judgment currently or hereafter in existence which governs:

                  a. the existence, cleanup and/or remediation of toxic or Hazardous Substances;

                  b. the release or threatened release, emission, discharge or presence of Hazardous Substances into or in the environment;

                  c.     the control of Hazardous Substances; or

                  d. the use, generation, transport, treatment, handling, management, storage, disposal, removal or recovery of Hazardous Substances.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and as such may be hereafter further amended, and the rules and regulations promulgated thereunder.

         "GOVERNMENTAL AUTHORITY" means any foreign, federal or national, state or provincial, municipal or local or other governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral board.

         "HAZARDOUS SUBSTANCES" means any substance, chemical or waste that is listed, or contains material amounts of one or more components that are defined, designated, classified, considered or listed, as hazardous, toxic, radioactive, or dangerous under any applicable state or federal law; as well as any asbestos or asbestos-containing material, petroleum, petroleum product or by-product, crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, synthetic gas usable as fuel, or polychlorinated biphenyls ("PCBS").

         "INDEBTEDNESS" means all obligations for borrowed money and accounts payable, however evidenced, including but not limited to principal and interest.

         "INDEMNIFICATION TAX BENEFIT" means the amount by which a Person's actual tax liability during a particular taxable period is or could have been reduced as a result of the utilization of tax deductions, credits or other benefits which are attributable to the payment of Indemnified Liabilities.

         "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill


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associated  therewith,   (iii)  copyrights   (registered  or  unregistered)  and
copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data bases and documentation thereof, (vi) trade secrets,
(vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         "LAWS" means all foreign, federal, state and local laws, statutes, ordinances and all rules, regulations, requirements (that have the force of law or regulation), and administrative codes of any Governmental Authority or Regulatory Agency.

         "LAWSUIT"  means the pending  private-class  action lawsuits which have been consolidated under the title IN RE NASDAQ MARKET-MAKERS ANTITRUST LITIGATION, M21-68 (RWS), 94 Civ. 3996 (RWS) in the United States District Court for the Southern District of New York including ROBERT KEVIN TISDALE AND LILLIAN
A. TISDALE, ETC., PLAINTIFFS, VS. A.G. EDWARDS & SONS, INC., ET AL., DEFENDANTS, in the Circuit Court of Montgomery County, Alabama, Case No. CV-95-2679-PR.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), results of operations, prospects, assets, liabilities or business of a Person.

         "NASD" means the National Association of Securities Dealers, Inc.

         "NASDAQ" means the NASD's Automated Quotation System.

         "NASDAQ PROCEEDINGS" means any and all litigation, claims and proceedings arising or related to the NASDAQ trading investigation of Nash Weiss and all civil (individual and class action), regulatory and other liabilities and obligations arising therefrom or related thereto.

         "NASH"  means Ronald S. Nash.

         "NASH WEISS COMMON STOCK" means the common stock of Nash Weiss, no par value per share.

         "ORDERS" means any consent or other type of decree, injunction, stipulation, decision, determination, judgment, order, ruling, arbitration or other award, assessment or writ of any Governmental Authority or Regulatory Agency.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C. ss. 651 ET SEQ., as amended, and the rules and regulations promulgated thereunder.

         "PERMITS" means permits, certificates, Orders, licenses, approvals, tariffs, registrations and other authorizations.

         "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other governmental charges and assessments which are not yet due and payable and (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; PROVIDED, HOWEVER, that "Permitted Encumbrances"


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shall not include  (i) liens of the types   referred  to  in  clauses (a) or (b)
above which exceed $5,000 individually or $25,000 in the aggregate or (ii) liens or imperfections which materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

         "PERSON" means any individual,  corporation, limited liability company,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization, Governmental Authority or Regulatory Agency.

         "PRIME RATE" means the prime rate of interest as announced in THE WALL STREET JOURNAL from time to time, or if THE WALL STREET JOURNAL no longer publishes a prime rate, then the prime rate quoted by Citibank, N.A. (or its successor) in New York City, New York from time to time.

         "PURCHASE PRICE" means the sum of (i) $16 million PLUS (ii) the Adjusted Merger Cash Payment.

         "QUICK & REILLY COMMON STOCK" means the common stock of Quick & Reilly, par value $.01 per share.

         "QUICK & REILLY TRANSFER AGENT" means Boston EquiServe in its capacity as the transfer agent for Quick & Reilly Common Stock.

         "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 ET SEQ., as amended, and the rules and regulations promulgated thereunder.

         "REGULATORY AGENCY" means any self-regulatory organization, agency or instrumentality.

         "SECURITIES ACT" means the Securities Act of 1933, as amended and as such may be hereafter further amended, and the rules and regulations promulgated thereunder.

         "TAX DISPUTE" means the dispute between Nash Weiss and the Department of the Treasury-Division of Taxation of the State of New Jersey relating to the compensation of Nash and Weiss.

         "WEISS" means Ronald M. Weiss.




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                    INDEX OF TERMS DEFINED IN OTHER SECTIONS

Accounting Firm                                                  2.7
Accounting Firm Fees                                             2.7
Acquiror                                                         First Paragraph
Adjusted Merger Cash Payment                                     2.7
Aggregate Quick & Reilly Conversion Shares                       2.4
Average Stock Price                                              2.4
Business                                                         Recitals
Closing                                                          11.1
Commission                                                       3.26
Confidential Information                                         8.1(a)
Delivering Party                                                 8.1(a)
DOJ                                                              3.5
Effective Time                                                   2.2
Effective Date                                                   2.2
Effectiveness Period                                             13.1
Escrow Agreement                                                 2.6
Escrow Agent                                                     2.6
Exchange Agent                                                   2.6
FTC                                                              3.5
Final Certificate                                                2.7
Final Determination Amount                                       2.7
Final Net Book Value                                             2.7
Financial Statements                                             3.6
GCL                                                              2.1
Initial Certificate                                              2.7
Interim Financial Statements                                     3.6
Merger                                                           Recitals
Merger Cash Payment                                              2.7
Nash Weiss                                                       First Paragraph
Nash Weiss Certificates                                          2.6
Nash Weiss Net Book Value                                        2.7
Non-consenting Party                                             8.2
Pension Plan                                                     3.18(c)
Plan(s)                                                          3.18(a)
Post-Closing Straddle Period                                     13.4(b)
Pre-Closing Straddle Period                                      13.4(a)
Quick & Reilly Certificate                                       2.6
Receiving Party                                                  8.1(a)
Reportable Event                                                 3.18(e)
Shelf Registration Statement                                     13.1
SIPC                                                             3.28
Stock Split Payment Date                                         5.7
Sole Stockholder                                                 First Paragraph
Subject Shares                                                   13.1(c)
Surviving Corporation                                            2.1


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Tax Return                                                       3.15
Taxes                                                            3.15
Transmittal Letter                                               2.6


         SECTION 1.2. KNOWLEDGE. The phrase "to the knowledge of Nash Weiss" as used herein refers to (i) the actual personal knowledge, after reasonable inquiry, of any of the officers of Nash Weiss, (ii) the actual personal knowledge of the Sole Stockholder, with no duty of inquiry, with respect to matters related to Nash Weiss' operation of the Business, and (iii) the actual personal knowledge, after reasonable inquiry, of the Sole Stockholder with respect to the Nash Weiss Common Stock.


                                   ARTICLE II.

                                   THE MERGER


         SECTION 2.1. MERGER. Upon and subject to the terms and conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law, as amended (the "GCL"), at the effective time Nash Weiss shall be merged with and into Acquiror. Following the Merger, Acquiror shall continue to exist as the surviving corporation (sometimes referred herein to as the "Surviving Corporation"), and the separate corporate existence of Nash Weiss shall cease.

         SECTION 2.2. FILING AND EFFECTIVE TIME. At the Closing, Acquiror and Nash Weiss shall file with the Secretary of State of the State of Delaware the Certificate of Merger, in the form attached hereto as EXHIBIT A, appropriately completed and executed in accordance with Section 251 of the GCL. The Merger shall become effective upon the close of business on the date of filing (the "Effective Time," and the date thereof is hereinafter referred to as the "Effective Date") of the Certificate of Merger.

         SECTION 2.3. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the GCL. In addition:

                  (a) The certificate of incorporation of Acquiror as in effect at the Effective Time shall be and constitute the certificate of incorporation of the Surviving Corporation until amended or changed in accordance with applicable law;

                  (b) The by-laws of Acquiror as in effect at the Effective Time shall be and constitute the by-laws of the Surviving Corporation until amended or changed in accordance with applicable law; and

                  (c) The  directors  of  Acquiror  immediately  prior  to   the
         Effective Time shall become the directors of the Surviving Corporation.

         SECTION 2.4. CONVERSION FORMULA. At and as of the Effective Time, by virtue of the Merger and without any further action on the part of the Sole Stockholder, all of the issued and outstanding shares of Nash Weiss Common Stock


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shall be  converted  into that number of shares of Quick & Reilly  Common  Stock equal to the Aggregate Quick & Reilly Conversion Shares. For the purposes of this Agreement, the "Aggregate Quick & Reilly Conversion Shares" shall equal the quotient obtained by dividing (A) $16 million by (B) the Average Stock Price (as defined below) PROVIDED, HOWEVER, that if the Average Stock Price shall be (A) less than or equal to $28.00 per share, the Average Stock Price shall be deemed to be $28.00 for all purposes of this Agreement, or (B) equal to or greater than $32.50 per share, the Average Stock Price shall be deemed to be $32.50 for all purposes of this Agreement. For purposes of this Agreement, "Average Stock Price" shall mean the average (rounded to the nearest whole cent) of the last sale price of the day of one share of Quick & Reilly Common Stock as reported on the consolidated tape of the New York Stock Exchange ("NYSE") on the three trading days preceding the Closing Date.

         SECTION 2.5. CONVERSION OF NASH WEISS COMMON STOCK. At and as of the Effective Time, by virtue of the Merger and without any further action on the part of the Sole Stockholder, each share of Nash Weiss Common Stock issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger be converted into such number of shares of Quick & Reilly Common Stock as is obtained by dividing (i) the Aggregate Quick & Reilly Conversion Shares by
(ii) the number of shares of Nash Weiss Common Stock issued and outstanding on the Effective Date.

         SECTION 2.6. EXCHANGE OF CERTIFICATES; ESCROW OF QUICK & REILLY COMMON STOCK. At the Closing, the Sole Stockholder shall deliver a transmittal letter in substantially the form attached hereto as EXHIBIT B (the "Transmittal Letter") and surrender to the Quick & Reilly Transfer Agent (in such capacity, the "Exchange Agent") the stock certificates (the "Nash Weiss Certificates") representing the shares of Nash Weiss Common Stock issued and outstanding immediately prior to the Effective Time. Upon surrender to the Exchange Agent of the Nash Weiss Certificates, together with a duly executed Transmittal Letter, the Exchange Agent, on behalf of the Surviving Corporation, shall cancel such stock certificates and Quick & Reilly shall issue, in accordance with the directions set forth in the Transmittal Letter, a certificate (the "Quick & Reilly Certificate") representing the number of shares of Quick & Reilly Common Stock into which the shares of Nash Weiss Common Stock previously represented by the surrendered Nash Weiss Certificate shall have been converted at the Effective Time. Until so surrendered, the Nash Weiss Certificates shall, at and after the Effective Time, be deemed for all purposes to represent and evidence only the right to receive the per share consideration set forth in SECTION 2.4 and SECTION 2.8, for each share represented by such Nash Weiss Certificates, and no interest shall be paid or accrued thereon. The Transmittal Letter shall instruct the Exchange Agent to deliver the Quick & Reilly Certificate to an escrow account established pursuant to an escrow agreement (the "Escrow Agreement") in substantially the form attached hereto as EXHIBIT C to be dated as of the Closing Date, among Quick & Reilly, Acquiror, the Sole Stockholder and an escrow agent (the "Escrow Agent") acceptable to each of Quick & Reilly and the Sole Stockholder. The Quick & Reilly Certificate and any cash or other marketable securities deposited by the Sole Stockholder in substitution therefor shall be held by the Escrow Agent in a separate account, governed by the Escrow Agreement and shall be released only pursuant to the terms of the Escrow Agreement.



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         SECTION 2.7. NET BOOK VALUE.  (a) As additional  consideration  for the exchange by the Sole Stockholder of all of the issued and outstanding shares of Nash Weiss Common Stock, Quick & Reilly shall, on the Closing Date, make a cash payment (the "Merger Cash Payment") to the Sole Stockholder equal to the Nash Weiss Net Book Value. For purposes hereof, the "Nash Weiss Net Book Value" means the amount obtained by subtracting the total liabilities of Nash Weiss (including liabilities subordinated to claims of general creditors) from the total assets of Nash Weiss determined as of the Closing Date and determined in accordance with generally accepted accounting principles.

                  (b) Quick & Reilly acknowledges that Nash Weiss intends to declare and pay one or more dividends and/or make one or more other payments in order to reduce the Nash Weiss Net Book Value prior to the Closing (but not below zero).

                  (c) The Nash Weiss Net Book Value shall be estimated in good faith by Nash Weiss and set forth, together with a detailed statement of the calculation therefor, in a certificate (the "Initial Certificate") to be delivered to the Sole Stockholder and Quick & Reilly not later than two business days prior to the Closing Date. On or before 120 days after the Closing Date, Quick & Reilly shall deliver to the Sole Stockholder a final calculation of the Nash Weiss Net Book Value (the "Final Net Book Value"), together with such supporting documentation as the Sole Stockholder may reasonably request, in a certificate (the "Final Certificate"), which shall evidence in reasonable detail the nature and extent of any variances between the amounts estimated in the Initial Certificate and the amounts set forth in the Final Certificate. The Sole Stockholder shall review the Final Certificate and shall give written notice to Quick & Reilly of any objections to the computation shown in such certificate within 15 days after his receipt thereof. Quick & Reilly and the Sole Stockholder shall endeavor in good faith to resolve any objections within 10 days after the receipt by Quick & Reilly of any objection from the Sole Stockholder. If any such objection or dispute has not been resolved at the end of such 10 day period, the disputed portion shall be submitted to and determined within the following 30 days by a nationally recognized firm of independent accountants mutually agreed to by Quick & Reilly and the Sole Stockholder (the "Accounting Firm") and the aggregate amount determined by the Accounting Firm to be the Nash Weiss Net Book Value (the "Final Determination Amount") shall be final and binding upon the parties. Quick & Reilly and the Sole Stockholder shall bear equally the fees and expenses arising in connection with such determination by the Accounting Firm (the "Accounting Firm Fees"); PROVIDED, HOWEVER, that the Accounting Firm Fees shall be borne in full by the Sole Stockholder if the Final Determination Amount is an amount within $250,000 of the Final Net Book Value and shall be borne in full by Quick & Reilly if the Final Determination Amount differs from the Final Net Book Value by an amount equal to or greater than $250,000. If the Adjusted Merger Cash Payment (as defined below) is greater than the Merger Cash Payment, Quick & Reilly shall pay to the Sole Stockholder the difference between the Adjusted Merger Cash Payment and the Merger Cash Payment together with interest thereon at a per annum rate equal to the Prime Rate in effect on the Closing Date. If the Adjusted Merger Cash Payment is less than the Merger Cash Payment, the Sole Stockholder shall pay to Quick & Reilly the difference between the Merger Cash Payment and Adjusted Merger Cash Payment together with interest thereon at a per annum rate equal to the Prime Rate in effect on the Closing Date. For purposes hereof, the Adjusted Merger Cash Payment shall mean, if finalized by the mutual agreement of the parties, the Final Net Book Value, as adjusted, and if finalized by the Accounting Firm, the Final Determination Amount.


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         SECTION 2.8. NO  FRACTIONAL  SHARES.  No  fractional  shares of Quick &
Reilly Common Stock shall be issued in the Merger. The Sole Stockholder shall be entitled to receive in lieu of any fractional share of Quick & Reilly Common Stock to which the Sole Stockholder otherwise would have been entitled pursuant to SECTION 2.4(A) hereof (after taking into account all shares of Nash Weiss Common Stock then held of record by such holder) cash payable by check in lieu of any such fractional share of Quick & Reilly Common Stock computed on the basis of the Average Stock Price. On the Effective Date, the Acquiror shall deliver to the Exchange Agent cash in an amount sufficient to make the payment, if any, in lieu of fractional shares as described above.

         SECTION 2.9. TAX-FREE REORGANIZATION. Each of the parties hereto agrees that they intend the Merger to constitute a tax-free reorganization pursuant to
Section 368 of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.


                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF NASH WEISS


         As an inducement to Quick & Reilly and Acquiror to enter into this Agreement and to consummate the transactions contemplated hereby, Nash Weiss represents and warrants to each of Quick & Reilly and Acquiror as follows:

         SECTION 3.1.  ORGANIZATION,  QUALIFICATION AND AUTHORITY OF NASH WEISS.
(a) Nash Weiss is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Nash Weiss has full corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on the Business as presently conducted by it and presently proposed to be conducted by it. Nash Weiss has been duly qualified or licensed as a foreign corporation for the transaction of business in, and Nash Weiss is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification or licensing, a list of which jurisdictions is set forth as SCHEDULE 3.1(A). Nash Weiss does not have any subsidiaries, and, except as shown on SCHEDULE 3.1(B) and except for securities acquired and held as inventory in the ordinary course of the Business not exceeding 5% of the class thereof, Nash Weiss does not have any direct or indirect ownership or hold any rights to acquire any capital stock or equity securities of any corporation or any other direct or indirect equity ownership interest in any other Person. Except for receivables and indebtedness arising in the ordinary course of the Business and except for debt acquired and held as inventory in the ordinary course of the Business not exceeding 5% of the class thereof, Nash Weiss does not have any direct or indirect ownership of any debt securities or indebtedness interest in any other Person.

                  (b) Nash Weiss has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Nash Weiss and the performance of the transactions contemplated hereby have been duly authorized by each of the Board of Directors of Nash Weiss and the Sole Stockholder and no further corporate action on the part of Nash Weiss is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Nash Weiss and constitutes the legal, valid and binding obligation of Nash Weiss enforceable against it in accordance with its terms.

         SECTION 3.2. CAPITALIZATION. (a) The authorized capital stock of Nash Weiss consists of (i) 1,000 shares of Nash Weiss Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of
Nash Weiss Common Stock were validly issued and are fully paid and non-assessable and are owned beneficially and of record by the Sole Stockholder, free and clear of any Encumbrances, options, contracts, preemptive rights, rights of conversion or exchange, or equities. To the knowledge of Nash Weiss, there are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Nash Weiss Common Stock. Nash Weiss has not violated any applicable federal or state securities laws in connection with the issuance of any of its capital stock.

                  (b) Except as set forth in SCHEDULE 3.2(B), Nash Weiss has no outstanding (i) subscriptions, options, puts, calls, warrants, agreements or other rights (including, without limitation, preemptive rights or rights of first refusal) or commitments to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock or (ii) any securities convertible into or exchangeable for any of its authorized capital stock. There are no shares of capital stock held in the treasury of Nash Weiss and no shares of capital stock of Nash Weiss have been issued in violation of, or are subject to, any preemptive rights, puts, demands, subscription agreements or commitments of any character. Nash Weiss is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         SECTION 3.3. CORPORATE ORGANIZATIONAL DOCUMENTS. Copies of (i) the charter of Nash Weiss, certified by the Secretary of the State of Delaware, and
(ii) the by-laws of Nash Weiss, certified by the secretary of Nash Weiss, each of which have been delivered to counsel for Quick & Reilly, are true and complete copies of such documents, as amended to date, and are in full force and effect on the date hereof.

         SECTION 3.4. NO CONFLICT. Except as set forth on SCHEDULE 3.4, neither the execution and delivery of this Agreement by Nash Weiss, nor the consummation of the transactions contemplated hereby by Nash Weiss, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Nash Weiss pursuant to, the charter or by-laws of Nash Weiss, or any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Nash Weiss is a party or subject, or by which any of its capital stock, assets or property is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 3.5. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) filings of applications and notices with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") pursuant to the Antitrust Improvements Act; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (iv) consents and approvals set forth on SCHEDULE 3.13, and except as otherwise set forth on SCHEDULE 3.5, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by Nash Weiss in connection with the execution, delivery and performance of this Agreement or the consummation by Nash Weiss of the transactions contemplated by this Agreement.

         SECTION 3.6. FINANCIAL STATEMENTS. Nash Weiss has previously delivered to Quick & Reilly correct and complete copies of the audited financial statements of Nash Weiss for the years ended June 30, 1994, 1995 and 1996 (the "Financial Statements") and the unaudited financial statements of Nash Weiss for the six month period ended December 31, 1996 and each FOCUS Report filed after June 30, 1995 (collectively, the "Interim Financial Statements") and has made available for inspection all auditors' work papers related to the foregoing financial information. Except as set forth on SCHEDULE 3.6, the Financial Statements and the Interim Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Financial Statements and the Interim Financial Statements are based on the books and records of Nash Weiss at the time of their preparation, and, fairly present the financial condition of Nash Weiss as of the dates they were prepared and the results of the operations of Nash Weiss for the periods indicated, subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which, except as set forth on SCHEDULE 3.6 will not, individually or in the aggregate be material.

         SECTION 3.7. NO UNDISCLOSED LIABILITIES. Nash Weiss does not have any liabilities or obligations (absolute, accrued, contingent or otherwise) which individually, or in the aggregate, would have a Material Adverse Effect on Nash Weiss, except for (a) liabilities and obligations reflected in either the Financial Statements (including the notes thereto) or Interim Financial Statements, and (b) liabilities and obligations disclosed on SCHEDULE 3.7.

         SECTION 3.8. ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement or except as otherwise set forth in SCHEDULE 3.8, since the date of the Interim Financial Statements, Nash Weiss has operated its business only in the ordinary course and there has not been:

                  (a) any change in the Business or in the financial condition or in the operations of Nash Weiss (including, without limitation, a loss of traders) which could reasonably be expected to have a Material Adverse Effect on Nash Weiss;

                  (b) any damage, destruction or loss, not covered by insurance, with respect to any material asset of Nash Weiss;

                  (c) except in the ordinary course of business, any sale, assignment, disposition, transfer, lease, mortgage, pledge or Encumbrance of any material assets of Nash Weiss;

                  (d) any loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect on Nash Weiss;

                  (e) any   increase  or  decrease  by  Nash  Weiss,  except  as
consistent with past practices, in the wages, salaries, compensation, pension or other benefits payable to any employee;

                  (f) any declaration, setting aside or payment of any dividend or distribution to any stockholder of Nash Weiss or redemption, purchase or other acquisition of any Nash Weiss capital stock or any right to acquire Nash Weiss Common Stock;

                  (g) any material labor trouble, problem or grievance;

                  (h) notice from any customer of Nash Weiss that it will or may
cease  doing  business  with  Nash  Weiss  as  a  result  of  the   transactions
contemplated by this Agreement;

                  (i) any  change  in  any  method  of   accounting  or  working
practice; or

                  (j) any agreement, whether or not in writing, to do any of the foregoing.

         SECTION 3.9. REPORTS. Nash Weiss has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since January 1, 1991 with
(i) any Governmental Authority, (ii) the NASD and (iii) any other Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Authority or Regulatory Agency in the regular course of the business of Nash Weiss, no Governmental Authority or Regulatory Agency, except the NASD and the Department of the Treasury-Division of Taxation of the State of New Jersey, in connection with the NASDAQ Proceedings and the Tax Dispute, respectively, has initiated any proceeding or, to the knowledge of Nash Weiss, investigation into the business or operations of Nash Weiss since January 1, 1991. Except for matters related to each of the NASDAQ Proceedings, including the Lawsuit, and the Tax Dispute, there are no material unresolved violations, criticisms, or exceptions by any Governmental Authority or Regulatory Agency with respect to any report or statement relating to any examinations of Nash Weiss.

         SECTION 3.10. TITLE TO REAL PROPERTY. SCHEDULE 3.10 contains a complete and accurate list of all real properties owned by Nash Weiss (the "Owned Real Property"). Nash Weiss holds good and marketable fee simple title (both legal and equitable) to the Owned Real Property, free and clear of any Encumbrances, except Permitted Encumbrances and Encumbrances set forth on SCHEDULE 3.10.

         SECTION 3.11. REAL PROPERTY LEASES. SCHEDULE 3.11 contains a complete and accurate list of each lease or similar agreement under which (i) Nash Weiss is lessee of, or holds or uses, any real property owned by any Person or (ii) Nash Weiss is lessor of any of the Owned Real Property. Except as set forth in
SCHEDULE 3.11, Nash Weiss has the right to quiet enjoyment (subject to compliance with the terms of any such lease) of all the real property leased by Nash Weiss for the full term of each such lease or similar agreement relating thereto, and the leasehold or other interest of Nash Weiss is not subject or subordinate to any Encumbrance except for Permitted Encumbrances. All leases and similar agreements referred to in SCHEDULE 3.11 are legally binding and in full force and effect, and there exists no material default or event of default (or an event which, with notice or lapse of time or both, would constitute a default or event of default) thereunder on the part of Nash Weiss, or, to the knowledge of Nash Weiss, any other party thereto.

         SECTION 3.12. TITLE AND CONDITION OF CERTAIN PERSONAL PROPERTY.

             (a) True and correct copies of a fixed asset detail listing of Nash Weiss has previously been delivered to Quick & Reilly, which listing reflects all material Personal tangible assets of Nash Weiss. Set forth in
SCHEDULE 3.12 is a list of all equipment and fixtures subject to any lease or rental agreement to which Nash Weiss is a party and which requires annual payments in excess of $5,000 per year. Except for those Encumbrances set forth on SCHEDULE 3.12, there are no Encumbrances, except Permitted Encumbrances, on any Personal property owned by Nash Weiss.

             (b) Except as otherwise stated on SCHEDULE 3.12, the machinery, equipment and other Personal property used in the Business (i) is in good operating condition, usable in the ordinary course of business, ordinary wear and tear excepted, (ii) is in a state of normal maintenance and repair, (iii) is sufficient and adequate to carry on the Business as now conducted and (iv) complies in all material respects with all applicable Laws.

         SECTION 3.13. CONTRACTS. (a) SCHEDULE 3.13 contains a complete and correct list of all Contracts of the following types to which Nash Weiss is a party or by which Nash Weiss is bound:

                         (i) any Contract relating to the future purchase of services, products, materials or supplies which (A) has a remaining obligation in excess of $5,000 or (B) otherwise materially affects the Business;

                         (ii)  any  Contract relating  to  any  obligation   for
                  borrowed money or any guarantee or indemnification of an obligation for borrowed money or any other obligation or liability;

                         (iii) any  Contract that limits the right of Nash Weiss
                  to compete in any line of business or to compete with any other Person;

                         (iv) any Contract (A) relating to any outstanding commitment for capital expenditures in excess of $5,000 for any single project (so long as all such contracts not disclosed do not exceed $25,000 in the aggregate for all projects) or (B) otherwise materially affects the Business;

                         (v) any Contract relating to the employment of any Person;

                         (vi) any Contract relating to management services, consulting or any other similar type contract;

                         (vii) any  Contract  for  clearing services (other than
                  the agreement with U.S. Clearing Corp.);

                         (viii) any  Contract  relating  to  Permits  to or from
                  Nash Weiss; or

                         (ix) excluding Contracts covered in subsections (i) through (viii) above, any Contract which (A) involves the annual payment or annual receipt by Nash Weiss of more than $5,000 or (B) otherwise materially affects the Business.

                  (b) Except as set forth in SCHEDULE 3.13, all the Contracts referred to in SCHEDULE 3.13 are legally binding, valid and in full force and effect, and there exists no material violation, default or breach thereunder on the part of Nash Weiss or, to the knowledge of Nash Weiss, any other party thereto.

                  (c)  True and  complete  copies  of all  documents  listed  in
SCHEDULE 3.13 have been delivered to Quick & Reilly.

         SECTION 3.14. LITIGATION. (a) Except for the NASDAQ Proceedings, including the Lawsuit, and the Tax Dispute, and except as otherwise set forth in
SCHEDULE 3.14(A), there is no claim, suit, action, arbitration, or other legal, administrative or governmental investigation or proceeding pending or, to the knowledge of Nash Weiss, threatened against Nash Weiss which is reasonably likely to have, if adversely determined, individually or in the aggregate, a Material Adverse Effect on Nash Weiss, nor is there any Order of any Governmental Authority or Regulatory Agency to which the Business or the assets or capital stock of Nash Weiss is subject, or which insofar as can be foreseen, in the future may have, any such effect on the Business or the assets or capital stock of Nash Weiss.

                  (b)   The   State   of   New   Jersey    Department   of   the
Treasury-Division of Taxation is seeking $889,440 plus interest accrued subsequent to August 15, 1996 in the Tax Dispute and no other remedy. To the knowledge of Nash Weiss, based on correspondence received from the State of New Jersey Department of the Treasury-Division of Taxation, the State of New Jersey Department of the Treasury-Division of Taxation has not threatened to take any action with respect to the Tax Dispute which would have a Material Adverse Effect on Nash Weiss.

         SECTION 3.15. TAX MATTERS. (a) Except for the Tax Dispute and except as otherwise set forth in SCHEDULE 3.15:

                        (i) All returns, declarations or claims for refund relating to Taxes (as hereinafter defined), including any schedule or attachment thereto, and including any amendment thereof, reports and forms, including information returns and reports, required to be filed by or with respect to Nash Weiss (for purposes of this SECTION 3.15, Nash Weiss shall include any predecessor and any corporation or other entity previously included in a consolidated group with Nash Weiss) (each, a "Tax Return") with respect to any federal, state, local and foreign income, gross receipts, license, employment, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, social security, unemployment, disability, franchise, sales, use, occupation, property (real or personal), property transfer, alternative or add-on minimum, estimated, excise, payroll, withholding, assessments, or governmental charges of any kind or character, including any interest, additions to tax and penalties (whether disputed or not) thereon, and including estimated taxes (the above being hereinafter collectively called "Taxes") (A) relating in whole or in part to periods or portions thereof after December 31, 1993 (I) have been timely filed or valid extensions with respect thereto have been obtained and (II) were correct and complete in all material respects and all Taxes owed by Nash Weiss (whether or not shown on any Tax Return and whether or not imposed on Nash Weiss or imposed on a third party for collection by Nash Weiss), with respect to such periods have been timely paid and/or remitted, except Taxes relating to the period after December 31, 1996 to the extent that the same are taken into account in determining Nash Weiss Net Book Value and (B) relating solely to periods or portions thereof prior to January 1, 1994, (I) have been timely filed and (II) were correct and complete in all material respects and all Taxes owed by Nash Weiss (whether or not shown on any Tax Return) with respect to such periods have been timely paid. All Taxes for which a notice of assessment or demand for payment has been received have been timely paid.

                        (ii) Complete and correct copies of (A) all federal, state, local and foreign (as applicable) Tax Returns, examination reports and statements of deficiencies (assessed against or agreed to) of Nash Weiss for each of the taxable years ended December 30, 1992 through December 30, 1996 and (B) examination reports and statements of deficiencies (assessed against or agreed to) of Nash Weiss (or combined or consolidated returns, if any) for each of the taxable years or other periods ended December 30, 1992 through December 30, 1996 have been delivered to Quick & Reilly.

                        (iii) Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the knowledge of Nash Weiss, threatening to assert against Nash Weiss any deficiency or claim for or relating to Taxes. The Tax Returns related to Taxes filed by or with respect to Nash Weiss are not being examined by, and no notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority. No currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority in connection with any Tax Return related to Taxes filed by or with respect to Nash Weiss. To the knowledge of Nash Weiss, since the taxable year ended December 31, 1993, no Tax Return has been audited with respect to Nash Weiss.

                        (iv) Nash  Weiss  has  not (A) filed any  consent  under
         Section 341(f) of the Code, (B) executed or been affected by a waiver or consent extending any statute of limitations for federal income or other tax liability which remains outstanding, (C) applied for a tax ruling that has continuing effect (or been affected by a tax ruling directed to an affiliated corporation which has continuing effect), (D) entered into or been affected by a closing agreement with any taxing authority that has continuing effect, (E) filed an election under
         Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) thereof, (F) made an election, or been required, to treat any asset of Nash Weiss as owned by another Person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (G) agreed to make, or been required to make, any adjustment under Section 481(a) of the Code to have effect after the Closing or (H) participated in an international boycott under Section 999 of the Code.

                        (v) Nash Weiss has not made or become obligated to make make, and will not, as a result of any event connected with compensation for certain of the transactions contemplated by this Agreement, make or become obligated to make, any payment that would not be deductible under Section 280G of the Code.

                        (vi) None of the assets of Nash Weiss directly or indirectly secures the payment of debt the interest on which is tax-exempt under the Code.

                        (vii) No written claim has ever been made to Nash Weiss by an authority in a jurisdiction where Nash Weiss does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Nash Weiss, or to the knowledge of Nash Weiss, the issued and outstanding capital stock of Nash Weiss, that arose in connection with any failure (or alleged failure) to pay any Taxes.

                        (viii)  Nash Weiss  has  withheld, paid and reported all
         Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or third party.

                        (ix) There is no dispute or claim concerning any Tax liability of Nash Weiss either: (A) claimed or posed in writing; or (B) as to which Nash Weiss has knowledge based upon contact with any agent of any taxing authority.

                        (x)  Nash   Weiss   has   not  waived  any   statute  of
         limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                        (xi) Nash Weiss has made an election under Section 1362(a) of the Code to be treated as an "S corporation," which election has been in effect with respect to all periods that Nash Weiss has been in existence and which will not have "terminated," within the meaning of Section 1362(d) of the Code, prior to the Closing. To the extent permitted by applicable law, Nash Weiss has made a corresponding election which election has been in effect with respect to all periods that Nash Weiss has been in existence and which election has not been terminated, under the laws of each jurisdiction in which it is or was required to file a Tax Return.

                  (b) Nash Weiss has heretofore delivered to Quick & Reilly correct and complete copies of all documents relating to the Tax Dispute.

         SECTION 3.16. COMPLIANCE WITH LAW; PERMITS. (a) Except as otherwise set forth on SCHEDULE 3.16, the Business has been conducted in compliance with all Laws and Orders and does not violate, and Nash Weiss is not in conflict with, or in default or violation of, any Laws and Orders, and, except for matters related to the NASDAQ Proceedings, including the Lawsuit and  the  Tax  Dispute,  Nash  Weiss  has  not  received  any  notice  from  any
Governmental Authority or Regulatory Agency alleging any such lack of compliance, violation, conflict or default.

                  (b) (i) Nash Weiss has made and/or possesses all Permits necessary or desirable for it to own and use its assets and properties and to conduct the Business, (ii) Nash Weiss is in compliance with the terms of, and has not violated, such Permits and (iii) except for matters related to the NASDAQ Proceedings, no proceedings are pending or, to the knowledge of Nash Weiss, threatened to revoke or limit any such Permit.

         SECTION 3.17. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.17 contains a complete and accurate list of all (i) patented or registered Intellectual
Property Rights owned or used by Nash Weiss, (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by Nash Weiss, (iii) material unregistered trade names and corporate names owned or used by Nash Weiss and (iv) material unregistered trademarks, service marks, copyrights, mask works and computer software owned or used by Nash Weiss.
SCHEDULE 3.17 also contains a complete and accurate list of all licenses and other rights granted by Nash Weiss to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to Nash Weiss with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on SCHEDULE 3.17, Nash Weiss owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the Business as presently conducted, free and clear of all Encumbrances (except for any such license). Except as set forth on SCHEDULE 3.17, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by Nash Weiss has not had and would not reasonably be expected to have a Material Adverse Effect on Nash Weiss, and no such loss or expiration is, to the knowledge of Nash Weiss, threatened or pending. Nash Weiss has taken all necessary actions to maintain and protect the material Intellectual Property Rights which it owns.

         (b) Except as set forth on SCHEDULE 3.17, (i) Nash Weiss owns all right, title and interest in and to all of the Intellectual Property Rights listed on such schedule, free and clear of all Encumbrances, (ii) there have been no claims made against Nash Weiss asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, (iii) Nash Weiss has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Nash Weiss license any rights from a third party), (iv) to the knowledge of Nash Weiss, the conduct of the Business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (v) to the knowledge of Nash Weiss, the Intellectual Property Rights owned by or licensed to Nash Weiss have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in SCHEDULE 3.17, the consummation of the transactions contemplated by this Agreement will have no material adverse effect on the Company's right, title and interest in and to the Intellectual Property Rights listed on SCHEDULE 3.17.

         SECTION 3.18. BENEFIT PLANS OF NASH WEISS.  (a) Except as set forth  in
SCHEDULE 3.18, Nash Weiss is not, and has never been, a party to (i) any "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any profit sharing, pension, defined compensation, bonus, stock option, stock purchase, disability, severance, health, welfare or incentive plan or agreement, or (iii) any written or unwritten plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs (individually a "Plan," and collectively the "Plans").

                  (b) Each Plan is, and has at all times been, operated in all aspects in substantial compliance with its governing documents, ERISA, the Code, all regulations, rulings and announcements promulgated or issued under ERISA and the Code, and all other applicable law, including without limitation, all reporting, disclosure and other requirements of ERISA applicable to each such Plan.

                  (c) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and any trust through which any such Plan is or has been funded, is exempt from federal income tax under Section 501(a) of the Code, and no fact or circumstance exists which would adversely affect the qualified status of any Plan or trust.

                  (d) Neither any Plan nor Nash Weiss nor any "party in interest" (as defined in Section 3(14) of ERISA, nor any "disqualified person" (as defined in Section 4975 of the Code) nor any fiduciary with respect to any Plan, nor any other party, has ever been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject Nash Weiss to the tax or penalty imposed by Section 4975 of the Code or to any liability under Section 502 of ERISA.

                  (e) With respect to any Pension Plan, there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; no condition exists which could subject Nash Weiss to a penalty under Section 4071 of ERISA.

                  (f) Nash Weiss is not, and has never been, a party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA.

                  (g) Quick & Reilly has been provided with a true and correct copy of (i) all plan documents relating to each Plan; (ii) all material contracts relating to each Plan, including without limitation insurance contracts, investment management contracts and record keeping arrangements;
(iii) Form 5500 series and any attached schedules with respect to the last three plan years for each Plan; (iv) the most recent summary plan description of each Plan; (v) the most recent determination letter issued by the Internal Revenue Service for each Pension Plan; and (vi) with respect to each Pension Plan that is intended to qualify under the Code, true and complete employee census information that will enable counsel for Quick & Reilly to determine whether each such Pension Plan satisfies Section 410(b) of the Code and which identifies by name each employee of Nash Weiss who is a highly compensated employee (as defined in Section 414(q) of the Code) for the most recent year.

                  (h) With respect to each Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or threatened against Nash Weiss, and there are no Orders of any Governmental Authority or Regulatory Agency outstanding against any Plan or any fiduciary thereof.

                  (i) With respect to each welfare benefit plan (as defined in Section (3)(1) of ERISA) ("Welfare Benefit Plan") to which Nash Weiss is, or has ever been, a party which constitutes a group health plan subject to Section 4980B of the Code, each such Welfare Benefit Plan complies, and in each case has materially complied, with all applicable requirements of Section 4980B of the Code.

                  (j) Except as required by Section 4980B of the Code, no Plan that is a Welfare Benefit Plan provides or at any time provided for non-terminable or non-alterable medical, life or other benefits described in Section (3)(1) of ERISA, for employees or retirees, and no Welfare Benefit Plan irrevocably or unalterably commits or at any time committed Nash Weiss to provide such benefits or any other benefits for any party upon or following retirement or other termination of employment.

                  (k) No Pension Plan has suffered an "accumulated funding deficiency" (as defined in Section 302(a)(2) of ERISA or Section 412(a) of the Code).

                  (l) All material contributions, premiums or claim payments required to be made to or on behalf of each Plan by law, contract or the terms of the Plan have been made.

                  (m) No termination or partial termination of a Plan within the meaning of Section 4042 of ERISA or Section 411(d)(3) of the Code has occurred, and no condition exists that would constitute grounds for termination or partial termination of any Plan.

                  (n) Nash Weiss is not, nor has it been, a party to and Nash Weiss does not directly or indirectly maintain or contributes, nor has it directly or indirectly maintained or contributed, to any Welfare Plan that is separately funded or is intended, through any funding method, trust or arrangement, to be part of a "voluntary employees beneficiary association" (as defined in Section 501(c)(9) of the Code) or part of any other funding method, trust or arrangement described in Section 501(c) of the Code which is intended to be exempt from taxation under Section 501(a) of the Code.

                  (o) Nash Weiss does not intend, nor has it at any time, in any manner, way or under any circumstance committed itself, to (i) create, adopt, establish, participate in or maintain any benefit plan, fund, program, agreement, or other benefits arrangement (including, without limitation, any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit or any other similar benefit), whether oral or written, other than the Plans, (ii) change, modify, limit or expand any of the existing Plans, (iii) provide or to cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under the Plans, or (iv) continue the payment of, or accelerate the payment of, benefits under any of the Plans, except as expressly set forth thereunder.

                  (p) No Plan provides benefits, including without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Nash Weiss beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of Nash Weiss, or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

                  (q) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Nash Weiss to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due, any such employee or officer.

         SECTION 3.19. ENVIRONMENTAL AND HEALTH/SAFETY MATTERS. Except as set forth in SCHEDULE 3.19:

                  (a) The operation of the Business is and has at all times been in compliance with all applicable Environmental Laws.

                  (b) Nash Weiss has obtained, maintained and complied with all Permits required under Environmental Laws for the operation of the Business and such Permits will continue to remain in effect without any change to their respective terms and conditions after the Effective Time and, to the extent required under any applicable Environmental Law, Nash Weiss will transfer, re-obtain or otherwise modify such Permits in such manner as to allow the uninterrupted operation of the Business. SCHEDULE 3.19 hereto sets forth a complete and correct list of all Permits referenced in this SECTION 3.19(B), copies of which have been delivered to Quick & Reilly.

                  (c) No Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled in any way in the operation of the Business, except in compliance with all applicable Environmental Laws. There are no locations now owned or operated by Nash Weiss where Hazardous Substances have been generated, transported, stored, treated, recycled, disposed of or otherwise handled, except in compliance with all applicable Environmental Laws. There is no past or ongoing release or threat of release of Hazardous Substances from any of the properties currently owned or operated by Nash Weiss or any of its affiliates or, to the knowledge of Nash Weiss, from any properties formerly owned or operated by Nash Weiss or any of its affiliates. Nash Weiss has not treated, stored for more than 90 days, or disposed of any hazardous waste, as such term is used within the meaning of RCRA or similar applicable state or municipal Law, except in compliance with all applicable Environmental Laws.

                  (d) Nash Weiss has not received any written notice from any Governmental Authority, Regulatory Agency or other Person advising that Nash Weiss is potentially responsible for costs associated with any release or threatened release of Hazardous Substances or potentially liable for any violation of any Environmental Law. No pending or, to the knowledge of Nash Weiss, threatened Order, litigation, settlement or citation with respect to Hazardous Substances exists with respect to or in connection with the operation of the Business.

There has been no environmental investigation conducted by any Governmental Authority or Regulatory Agency with respect to the operation of the Business.

                  (e) No  underground  storage tanks are or, to the knowledge of
Nash Weiss, ever were located on any properties currently or previously owned or leased by Nash Weiss. To the knowledge of Nash Weiss, no PCBs or asbestos-containing materials are located on, contained in or otherwise form a part of any of the assets or properties of Nash Weiss.

                  (f) Nash Weiss has delivered to Quick & Reilly copies of all environmental audits, reports and assessments concerning the assets or properties of Nash Weiss which Nash Weiss possesses or which Nash Weiss has knowledge of and reasonably can obtain.

         SECTION 3.20. CORPORATE RECORDS. All stock certificate books, stock certificates, transfer ledgers and minute books of Nash Weiss have been made available to Quick & Reilly and are true and complete and constitute all of the stock certificate books, stock certificates, transfer ledgers and minute books thereof. The minute books of Nash Weiss reflect all material action taken and authorizations given by the Board of Directors of Nash Weiss or any committee thereof of Nash Weiss and all material action taken and authorizations given by the stockholders of Nash Weiss. Nash Weiss has maintained all necessary books and records pertaining to its business and operations as are required to be maintained by the Exchange Act, the rules and regulations of the NASD and the Laws of any state in which Nash Weiss is a registered broker-dealer.

         SECTION 3.21. DEPOSITORIES. SCHEDULE 3.21 contains a complete list of the name, location and account numbers of each bank, trust company, securities broker or other financial institution in which Nash Weiss has an account, deposits, safe deposit box, lock box or other assets on hand and the names of all authorized Persons with respect thereto.

         SECTION 3.22. INSURANCE. The assets and properties of Nash Weiss and the conduct of the Business are insured by insurers of recognized responsibility in such amounts and against such risks and losses as are adequate therefor in accordance with past practices and with customary industry practices. All material insurance policies or binders insuring the property, assets or business liabilities of Nash Weiss are listed in SCHEDULE 3.22 and are in full force effect and will be in full force and effect, or substantially comparable replacement policies will be in full force and effect, on the Closing Date.
SCHEDULE 3.22 identifies those pending or threatened claims listed therein as to which the insurance carrier has denied coverage or has advised Nash Weiss that it is defending such claim under reservation of right.

         SECTION 3.23. TRUE AND COMPLETE COPIES. All copies of agreements, written contracts and documents delivered and to be delivered hereunder by Nash Weiss are and will be true and complete copies of such agreements, contracts and documents as of the respective dates on which such agreements, contracts and documents were delivered.

         SECTION 3.24. BROKERAGE. Neither Nash Weiss nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION  3.25.  TRANSACTIONS  WITH  AFFILIATES.  Except as set forth on
SCHEDULE 3.25, neither the Sole Stockholder nor any officer, director or employee of Nash Weiss or, to the knowledge of Nash Weiss, any Person in which the Sole Stockholder or any officer, director or employee of Nash Weiss owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the counter market and less than one percent of the stock of which is beneficially owned by all of such Persons), has any material agreement, arrangement or understanding with Nash Weiss or any interest in any assets or property of Nash Weiss.

         SECTION 3.26. SECURITIES AND EXCHANGE COMMISSION BROKER-DEALER REGISTRATION. Nash Weiss is duly registered as a broker-dealer with the Securities and Exchange Commission (the "Commission") pursuant to Section 15 of the Exchange Act. Nash Weiss has previously delivered to Quick & Reilly a complete and correct copy of Nash Weiss' current Form BD.

         SECTION 3.27. NASD MATTERS. Nash Weiss is a member in good standing of the NASD. Except as set forth on SCHEDULE 3.27, there are no special restrictions or limitations imposed by the NASD on the conduct by Nash Weiss of the Business, E.G., a "restriction letter."

         SECTION 3.28. SIPC/CRD REGISTRATION. Nash Weiss is duly registered with the Security Investors Protection Corporation (the "SIPC"). Nash Weiss has paid all SIPC fees due to date. Nash Weiss is registered with the Central Registration Depository under CRD Number 6470.

         SECTION 3.29. STATE BROKER-DEALER REGISTRATIONS. Nash Weiss is registered as a broker-dealer in the States of Illinois, New Jersey and Florida. All of such registrations are current and Nash Weiss is in good standing as a registered broker-dealer in each such state or jurisdiction. As of the date hereof, no renewal or registration fee is due or owing to any state.
Nash Weiss' state broker-dealer registrations are in good standing.

         SECTION 3.30. EMPLOYEES. SCHEDULE 3.30 sets forth the name, job description and compensation of each employee of Nash Weiss whose earnings during the last fiscal year of Nash Weiss was $20,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least $20,000 (including bonuses and other incentive compensation) in earnings in respect of the present fiscal year. To the knowledge of Nash Weiss, there are no pending or threatened disputes between the Nash Weiss and any of its employees.

         SECTION 3.31. REGISTERED PRINCIPALS AND REPRESENTATIVES. Attached hereto as SCHEDULE 3.31 is a list of each Person registered as a registered principal or a registered representative with Nash Weiss, and each state or jurisdiction in which such individual is registered.

         SECTION 3.32. BROKERS' BOND. Nash Weiss currently has in effect a blanket broker-dealer fidelity bond, a copy of which has previously been delivered to Quick & Reilly.

         SECTION 3.33. INTERCOMPANY LIABILITIES. Except as reflected in the Financial Statements or Interim Financial Statements or except as disclosed on
SCHEDULE 3.33 or SCHEDULE

3.25 attached hereto, there are no liabilities, contracts or commitments between Nash Weiss, on the one hand, and the Sole Stockholder or any affiliate of the Sole Stockholder, on the other. Except as disclosed on SCHEDULE 3.33 or SCHEDULE
3.25 attached hereto, during the period from July 1, 1993 to the date hereof, no such liabilities, contracts or commitments have been paid and no settlements thereof have been made except those paid or settled on a basis consistent with the past practices of Nash Weiss.

         SECTION 3.34. FULL DISCLOSURE. No statement by Nash Weiss contained in this ARTICLE III, the Schedules hereto or in any written certificate furnished to Quick & Reilly pursuant to this Agreement as of the respective date thereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading; PROVIDED, HOWEVER, that Nash Weiss makes no representation or warranty as to the general business and economic condition of the industry in which the Business is conducted.


                                   ARTICLE IV.

             REPRESENTATIONS AND WARRANTIES OF THE SOLE STOCKHOLDER


         As an inducement to Quick & Reilly and Acquiror to enter into this Agreement and to consummate the transactions contemplated hereby, the Sole Stockholder represents and warrants to each of Quick & Reilly and Acquiror as follows:

         SECTION 4.1. RECORD AND BENEFICIAL OWNERSHIP OF NASH WEISS COMMON STOCK. All of the issued and outstanding shares of Nash Weiss Common Stock are owned beneficially and of record by the Sole Stockholder, free and clear of any Encumbrances, options, puts, calls, contracts, preemptive rights, rights of first refusals, rights of conversion or exchange, or equities. There are no voting trusts, proxies or other agreements or understandings relating to the voting of the issued and outstanding shares of Nash Weiss Common Stock.

         SECTION 4.2. DUE EXECUTION. This Agreement has been duly executed and delivered by the Sole Stockholder and constitutes the legal, valid and binding obligation of the Sole Stockholder enforceable against him in accordance with its terms.

         SECTION 4.3. NO CONFLICT. Except as set forth on SCHEDULE 4.3, by the Sole Stockholder neither the execution and delivery of this Agreement by the Sole Stockholder, nor the consummation of the transactions contemplated hereby by the Sole Stockholder, will (i) conflict with or result in a breach of the terms of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any assets or property of the Sole Stockholder pursuant to, any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which the Sole Stockholder is a party or subject, or by which the assets or property of the Sole Stockholder is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 4.4. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) filings of applications and notices with the FTC and the DOJ pursuant to the Antitrust Improvements Act, and except as otherwise set forth on SCHEDULE 4.4, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by the Sole Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation by the Sole Stockholder of the transactions contemplated by this Agreement.

         SECTION 4.5.   BROKERAGE.  The  Sole   Stockholder   has  not retained,
employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION 4.6. INVESTMENT REPRESENTATIONS. (a) The Quick & Reilly Common Stock being acquired by the Sole Stockholder pursuant to this Agreement is for the Sole Stockholder's own account. The Sole Stockholder presently intends to hold such securities for purposes of investment, and the Sole Stockholder has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

                  (b) The Sole Stockholder (i) is an "accredited investor" as the term is defined in Rule 501(a) promulgated under the Securities Act, (ii) is an investor experienced in the valuation of businesses similar to Nash Weiss,
(iii) is able to fend for himself in the transactions contemplated by this Agreement, (iv) has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement and an investment in Quick & Reilly Common Stock, (v) has the ability to bear the economic risks of an investment in Quick & Reilly Common Stock and (vi) without in any way limiting the Sole Stockholder's right or ability to rely on the representations and warranties made by each of Quick & Reilly and Acquiror in or pursuant to this Agreement, has been afforded prior to the Closing the opportunity to ask questions of, and to receive answers from each of Quick & Reilly and Acquiror and to obtain any additional information, to the extent each of Quick & Reilly and Acquiror has such information or can acquire it without unreasonable effort or expense, all as necessary for the Sole Stockholder to make an informed investment decisions with respect to the transactions contemplated by this Agreement.

                  (c) Sole Stockholder understands and acknowledges that (i) the Quick & Reilly Common Stock to be transferred hereunder is unregistered and may be required to be held indefinitely, subject to the put right in SECTION 13.1(C), unless it is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) except as provided in this Agreement, Quick & Reilly is under no obligation to file a registration statement with the Commission with respect to the shares of Quick & Reilly
Common Stock to be acquired by the Sole Stockholder in connection with the consummation of the transactions contemplated by this Agreement; and (iii) Rule 144 promulgated under the Securities Act ("Rule 144"), which provides for certain limited sales of unregistered securities, is not presently available with respect to the shares of Quick & Reilly Common Stock to be acquired by the Sole Stockholder in connection with the consummation of the transactions contemplated by this Agreement.

         SECTION 4.7. FULL DISCLOSURE. No statement by the Sole Stockholder contained in this ARTICLE IV, the Schedules hereto or in any written certificate furnished to Quick & Reilly or Acquiror pursuant to this Agreement as of the respective date thereof, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not materially and adversely misleading.


                                   ARTICLE V.

                REPRESENTATIONS AND WARRANTIES OF QUICK & REILLY


         As an inducement to Nash Weiss and the Sole Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, Quick & Reilly hereby represents and warrants to Nash Weiss as follows:

         SECTION 5.1. ORGANIZATION, QUALIFICATION AND AUTHORITY OF QUICK & REILLY. (a) Quick & Reilly is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Quick & Reilly has full corporate power and authority and all material licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on its business as presently conducted and presently proposed to be conducted. Quick & Reilly has been duly qualified or licensed as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification or licensing, except where the failure to so qualify would not have a Material Adverse Effect on Quick & Reilly.

                  (b) Quick & Reilly has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Quick & Reilly and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Quick & Reilly and no further corporate action on the part of Quick & Reilly is necessary to authorize this Agreement and its performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Quick & Reilly and constitutes the legal, valid and binding obligation of Quick & Reilly enforceable against it in accordance with its terms.

         SECTION 5.2. NO CONFLICT. Except as set forth on SCHEDULE 5.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Quick & Reilly pursuant to, the charter or by-laws of Quick & Reilly, or any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Quick & Reilly is a party or subject, or by which any of its capital stock, assets or property is bound or (iv) contravene any applicable provision of any Laws.

         SECTION 5.3. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) filings of applications and notices with the FTC and DOJ pursuant to the Antitrust Improvements Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and except as otherwise set forth on SCHEDULE 5.3, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by Quick & Reilly in connection with the execution, delivery and performance of this Agreement or the consummation by Quick & Reilly of the transactions contemplated by this Agreement.

         SECTION 5.4. BROKERAGE. Neither Quick & Reilly nor any of its officers or directors has retained, employed or incurred any obligation to any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

         SECTION 5.5. QUICK & REILLY COMMON STOCK. All of the shares of Quick & Reilly Common Stock to be issued or delivered to the Sole Stockholder in connection with the transactions contemplated hereby, on the date of issuance or delivery thereof, shall (a) be duly authorized, validly issued, fully paid and nonassessable, (b) subject to the Escrow Agreement, free and clear of any Encumbrances and (c) bear the following legend:


              "The securities represented by this certificate  are
               not registered under the Securities Act of 1933, as amended (the "Securities Act") and cannot be transferred or sold unless they are subsequently registered under the Securities Act or, in the opinion of counsel for the issuer, an exemption from such registration is available."

         SECTION 5.6. FILINGS WITH THE COMMISSION. All documents filed by Quick & Reilly with the Commission pursuant to reporting obligations arising under the Exchange Act were true and correct in all material respects as of the date specified in such documents or if no date was so specified as of the date such documents were filed. Except for consummation of the transactions contemplated hereby, as of the date hereof, there has been no event, development or change in the business of Quick & Reilly which would give rise to an obligation on behalf of Quick & Reilly to amend, modify or supplement a filing with the Commission previously made or to file additional reports, schedules or documents with the Commission.

         SECTION 5.7. RECAPITALIZATIONS. Except for a 2-for-1 split of the Quick & Reilly Common Stock payable on March 28, 1997 (the "Stock Split Payment Date") to the Sole Stockholder and the holders of record on March 5, 1997, since January 1, 1997, there has not been any stock split or consolidation or other recapitalization involving the Quick & Reilly Common Stock.

                                   ARTICLE VI.

          REPRESENTATIONS AND WARRANTIES OF QUICK & REILLY AND ACQUIROR


         As an inducement to Nash Weiss and the Sole Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, Quick & Reilly and Acquiror, jointly and severally, hereby represent and warrant to Nash Weiss as follows:

         SECTION 6.1. ORGANIZATION AND AUTHORITY. (a) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has full corporate power and authority necessary to own, lease and operate its properties and to engage in the Business. Acquiror has been duly qualified or licensed as a foreign corporation for the transaction of business in, and is in good standing under the laws of, each jurisdiction in which it owns, leases or uses property or conducts any business so as to require such qualification or licensing. Acquiror does not have any subsidiaries, and, except as expressly contemplated by this Agreement, Acquiror does not have any direct or indirect ownership or hold any rights to acquire any capital stock or equity or debt securities of any corporation or any other direct or indirect equity ownership interest or Indebtedness interest in any other Person.

                  (b) Acquiror has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquiror and Quick & Reilly, as the holder of all of the issued and outstanding shares of common stock of Acquiror, and no further corporate action on the part of Acquiror is necessary to authorize this Agreement and its performance of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and constitutes the legal, valid and binding obligation of Acquiror enforceable against it in accordance with its terms.

         SECTION 6.2. NO CONFLICT. Except as set forth on SCHEDULE 6.2, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (i) conflict with or result in a breach of the terms of, (ii) violate or constitute a default, an event of default (or an event which, with notice or lapse of time or both, would constitute a default or an event of default) or an event creating rights of modification, acceleration, termination, cancellation or other additional rights, or loss of rights under, or (iii) result in the creation of any Encumbrance upon any of the capital stock, assets or property of Acquiror pursuant to, the charter or by-laws of Acquiror, or any note, bond, mortgage, indenture, deed of trust, lease, Contract, Permit, agreement, or other instrument or any Order of any Governmental Authority or Regulatory Agency to which Acquiror is a party or subject, or by which any of its capital stock, assets or property is bound or
(iv) contravene any applicable provision of any Laws.

         SECTION 6.3. CONSENTS. Except for: (i) filings of applications and notices with the NASD; (ii) filings of applications and notices with the FTC and DOJ pursuant to the Antitrust Improvements Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and except as set forth on SCHEDULE 6.3, no consent, approval or authorization of, exemption of other action by notice or declaration, filing or registration with, any Person is required to be obtained, made or given by Acquiror in connection with the execution, delivery and performance of this Agreement or the consummation by Acquiror of the transactions contemplated by this Agreement.

         SECTION 6.4. ACQUIROR CAPITALIZATION. Acquiror's authorized capital stock consists of one thousand (1,000) shares of common stock, par value $.01 per share, of which one hundred (100) shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable. Except for this Agreement, there are no options, warrants, preemptive rights, conversion privileges or other contracts which give any Person or entity the right to acquire any capital stock of Acquiror or any interest therein. Quick & Reilly is the beneficial and record owner of all of the outstanding shares of common stock of Acquiror, free and clear of all Encumbrances.

         SECTION 6.5. BUSINESS ACTIVITY; INDEBTEDNESS. Acquiror has not engaged in any business activity of any nature prior to the date of this Agreement and as of the date hereof Acquiror is not indebted or liable to any Person for any obligation except as expressly contemplated herein.


                                  ARTICLE VII.

                    COVENANTS OF THE PARTIES PENDING CLOSING


         The respective parties hereto agree as follows with respect to the period between the date of this Agreement and the Closing Date:

         SECTION 7.1. REGULATORY APPROVALS AND COMPLIANCE. (a) Prior to the date of this Agreement, Quick & Reilly, Nash Weiss and the Sole Stockholder shall each file or consent to be filed with the FTC and the DOJ any notifications required to be filed by their respective "ultimate parent" entities under the Antitrust Improvements Act with respect to the transactions contemplated hereby. Each of Quick & Reilly, Nash Weiss and the Sole Stockholder warrants that all such filings by it or he, as the case may be will be, as of the date filed, true and accurate and in accordance with the requirements of the Antitrust Improvements Act. Each of Quick & Reilly, Nash Weiss and the Sole Stockholder agree to make available to each other such information as each of them may reasonably request relative to their business, assets and property as may be required of each of them to file the required applications and notices with the FTC and DOJ and to provide any additional information requested by such agencies under the Antitrust Improvements Act.

                  (b) Quick & Reilly shall use its best efforts to have the shares of Quick & Reilly Common Stock to be issued pursuant to this Agreement to be listed, subject to official notice of issuance, on the New York Stock Exchange.

         SECTION 7.2. CONDUCT OF BUSINESS. Except as otherwise contemplated by the transactions provided for herein, pending the Closing, Nash Weiss shall, and the Sole Stockholder shall cause Nash Weiss to, operate and carry on the
Business only in the ordinary course consistent with past practices. Notwithstanding anything to the contrary contained in the immediately preceding sentence, pending the Closing:

                  (a) Nash Weiss shall, and the Sole Stockholder shall cause Nash Weiss to, take reasonable actions to maintain its assets in substantially their present state of repair, reasonable wear and tear excepted, and to preserve the goodwill of the Business and Nash Weiss's relationships with its customers, suppliers, distributors, employees and other Persons or entities having business relations with it.

                  (b) Except as contemplated by this Agreement, Nash Weiss shall not, and the Sole Stockholder shall not permit Nash Weiss to, take any of the following actions without the prior written approval of Quick & Reilly:

                           (i) Sell, assign, transfer, lease, consume or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice or merge, consolidate or engage in any other business combination with any Person;

                           (ii) Amend, modify,  cancel or waive any rights under
                  any Contract listed on SCHEDULE 3.13(A) or enter into any Contract that would be required to be disclosed on SCHEDULE 3.13(A), other than in the ordinary course of business;

                           (iii) Make  any capital expenditure or commit to make
                  any capital expenditure in excess of $5,000;

                           (iv) Mortgage, pledge or subject to Encumbrances (other than purchase money liens) any properties or assets of Nash Weiss;

                           (v) Assume, incur or guarantee any obligations or liability for borrowed money;

                           (vi) Make any changes in its accounting methods, principles or practices;

                           (vii) Knowingly act or omit to do any act within its reasonable control which will cause it or the Sole Stockholder to breach any representation, warranty or obligation of Nash Weiss or the Sole Stockholder contained in this Agreement;

                           (viii) Amend its Certificate of Incorporation or By-laws;

                           (ix) Issue any of its capital stock or make any changes in its issued or exchangeable for and outstanding capital stock, issue any option, warrant or other right exercisable for or any security convertible into or exchangeable for its capital stock or redeem, purchase or otherwise acquire any shares of its capital stock;

                           (x) Declare, set aside or pay any dividend or make any other payment or distribution with respect to its capital stock;

                           (xi)  Increase  or   decrease  the  wages,  salaries,
                  compensation, pension or other benefits payable to any former\ employee or any current employee; or

                           (xii) Agree  to  do  any  of  the  foregoing,  except
                  as contemplated by this Agreement.

         SECTION 7.3. CONDUCT OF BUSINESS OF ACQUIROR. During the period from the date of this Agreement to the Effective Time, Acquiror shall not engage in any business or activity of any nature except as provided in or contemplated by this Agreement.

         SECTION 7.4. APPROVALS. Each of Quick & Reilly, Acquiror, Nash Weiss and the Sole Stockholder will act diligently and reasonably to secure all Approvals required to be obtained by each of them, respectively, to satisfy the conditions set forth in SECTION 9.2 with respect to each of Quick & Reilly and Acquiror and SECTION 10.2 with respect to Nash Weiss and the Sole Stockholder.

         SECTION 7.5. ACTIONS WITH RESPECT TO THE MERGER. (a) At or immediately prior to the Effective Time, Quick & Reilly shall deposit with the Exchange
Agent: (i) the Aggregate Quick & Reilly Conversion Shares and (ii) cash in an amount sufficient to pay for any fractional share of Quick & Reilly Common Stock issuable pursuant to SECTION 2.4 hereof.

                  (b) Quick & Reilly, Acquiror and Nash Weiss shall take all necessary steps to pre-clear the Certificate of Merger with the Secretary of State of the State of Delaware, in order that, on the Closing Date, the Certificate of Merger may be filed with such Secretary of State upon the exchange of documents required in SECTIONS 11.2 AND 11.3.

         SECTION 7.6. ACCESS TO INFORMATION. (a) Nash Weiss shall, and shall cause its officers, directors, employees and agents to, afford the officers, employees, representatives and agents of Quick & Reilly to (i) have full access at reasonable times to all facilities, books, records and documents relating to the Business (including without limitations, documents relating to regulatory inquiries, complaints, investigations and ratings), (ii) make copies of such books, records and documents, (iii) confer with the employees, officers, directors, attorneys, accountants and other representatives of Nash Weiss with respect to all matters regarding Nash Weiss or the Business and (iv) confer with authorities of the Regulatory Agencies overseeing Nash Weiss with respect to all matters regarding Nash Weiss or the Business. Nash Weiss shall have the right to have a representative present at any conference undertaken by Quick & Reilly pursuant to clauses (iii) or (iv) in the preceding sentence.

                  (b) No investigation pursuant to this SECTION 7.6 shall affect, add to or subtract from any representations or warranties or the conditions to the obligations of the parties hereto to consummate the Merger.


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




         SECTION 7.7. EXCLUSIVITY. From the date hereof until the earlier of (i) the termination of this Agreement, (ii) the Closing Date or (iii) April 30, 1997, none of Nash Weiss, the Sole Stockholder, Weiss or Nash shall (i) solicit, initiate or encourage the submission of any inquiries, proposal or offer from any Person relating to the disposition of any capital stock or other voting securities, or any portion of the assets or properties (including but not limited to any acquisition structured as a merger, consolidation, or share exchange), of Nash Weiss or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; PROVIDED, HOWEVER, that nothing contained in this SECTION
7.7 shall prohibit the Board of Directors of Nash Weiss from responding to any unsolicited proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this SECTION 7.7. Nash Weiss will notify Quick & Reilly immediately if any Person makes any communication, proposal, offer, inquiry or contact with respect to any of the foregoing.

         SECTION 7.8. NOTIFICATION OF CERTAIN MATTERS. Each of Nash Weiss and the Sole Stockholder shall give prompt notice to Quick & Reilly, and Quick & Reilly shall give prompt notice to each of Nash Weiss and the Sole Stockholder, of (i) the occurrence, or failure to occur, of any event which such party believes would be likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure of Nash Weiss, the Sole Stockholder or Quick & Reilly, as the case may be, or of any officer, director, employee or agent of Nash Weiss or Quick & Reilly, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; PROVIDED, HOWEVER, that failure to give such notice shall not constitute a waiver of any defense which may be validly asserted.

         SECTION 7.9. TAX-FREE REORGANIZATION. None of Quick & Reilly, Nash Weiss or Sole Stockholder shall take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, except for actions as may be contemplated by the Agreement.


                                  ARTICLE VIII.

                          CONFIDENTIALITY AND PUBLICITY


         SECTION 8.1. CONFIDENTIALITY. (a) All data, reports, records and other written and oral information of any kind received by any party hereto or affiliates, shareholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of such party (such party being hereinafter referred to as the "Receiving Party") from any other party hereto or affiliates, shareholders, partners, directors, officers, employees, agents, representatives or consultants of such other party (such other party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby shall be treated as confidential (collectively, "Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not disclose or use (and shall not permit its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants to use) Confidential Information for its own (or their own) benefit and shall use commercially reasonable efforts (and shall cause its affiliates, shareholders, partners, directors, officers, employees, agents, representatives or consultants to use commercially reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its affiliates, shareholders, directors, officers, partners, employees, agents, representatives or consultants is required to disclose Confidential Information by or to any court, arbitrator, Governmental Authority or Regulatory Agency of competent jurisdiction, the Receiving Party shall, prior to such disclosure, promptly notify the Delivering Party of such requirement and all particulars related to such requirement. The Delivering Party shall have the right, at its own cost and expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

                  (b) The restrictions set forth in SECTION 8.1(A) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the parties hereto, (ii) necessary by a party hereto in connection with exercising its, his or their rights or performing its, his or their duties or obligations under this Agreement, or the other agreements described in clause (i) of this sentence, (iii) contemplated by the last two sentences of SECTION 8.1(A) hereof or (iv) that the Receiving Party can demonstrate such Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who discloses such Confidential Information without violating any obligations of secrecy or confidentiality or (C) was already possessed at the time of receipt as shown by prior dated written records.

                  (c) For the purposes of this SECTION 8.1, (i) information which is specific shall not be deemed to be within an exception set forth in
SECTION 8.1(B) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in SECTION 8.1(B) hereof merely because individual aspects of such combination are within such an exception unless the combination of information itself, its principle of operation and its value or advantages are within such an exception.

         SECTION 8.2. PUBLICITY. No party hereto shall or shall permit its affiliates principals, associates, directors, officers, representatives or agents to issue any publicity, release or announcement concerning the execution and delivery of this Agreement, the provisions hereof or the transactions contemplated hereby without the prior written approval of the form and content of such publicity, release or announcement by the other parties hereto; PROVIDED, HOWEVER, that no such approval shall be required when such publicity, release or announcement is required by (i) applicable Law, (ii) applicable rules or regulations of, or any listing agreement with, a national or foreign stock exchange or NASDAQ or (iii) any Order; and, PROVIDED FURTHER, that, prior to issuing any publicity, release or announcement without such prior written approval, the party issuing or whose principal, affiliate, associate, directors, officer, representative or agent is issuing such publicity, release or announcement shall have given reasonable prior notice to the parties hereto which have withheld their consent (the "Non- consenting Party") of such intended issuance and, if requested by the Non-consenting Party, shall have used reasonable efforts at the Non-consenting Party's own cost and expense to obtain a protective order or similar protection for the benefit of the Non-consenting Party. Nothing contained herein shall prevent the communication of information with any Governmental Authority or Regulatory Agency.

         SECTION 8.3. RETURN OF CONFIDENTIAL INFORMATION. At any time prior to the Closing, at the request of Nash Weiss or its legal counsel, Quick & Reilly and Acquiror shall (and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to) promptly return to Nash Weiss all Confidential Information and shall not retain any copies or other reproductions or extracts thereof, and Quick & Reilly and Acquiror shall (and shall use all commercially reasonable efforts to cause their respective affiliates, shareholders, partners, directors, officers, employees, agents, representatives and consultants to) destroy or have destroyed all memoranda, notes, reports and documents, and all copies and other reproductions and extracts thereof prepared by it in connection with a review of the Confidential Information.

         SECTION 8.4. INJUNCTIVE RELIEF. The parties recognize that any breach of this ARTICLE VIII would cause irreparable injury and that monetary damages alone would not be sufficient with respect thereto. Accordingly, each party agrees that if it breaches or threatens to breach the provisions of this ARTICLE VIII each other party shall have, in addition to and not in lieu of any other rights and remedies available at law or in equity, the right to injunctive relief.


                                   ARTICLE IX.

          CONDITIONS TO THE OBLIGATIONS OF QUICK & REILLY AND ACQUIROR


         The obligations of Quick & Reilly and Acquiror to consummate, on the Closing Date, the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by Quick & Reilly:

         SECTION 9.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Nash Weiss and the Sole Stockholder in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes contemplated by this Agreement. Nash Weiss and the Sole Stockholder shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by them, prior to the Closing Date. Nash Weiss and the Sole Stockholder each shall have certified to the effect of this SECTION 9.1 in writing to Quick & Reilly, in a form reasonably satisfactory to Quick & Reilly, as of the Closing Date. Notwithstanding anything to the contrary contained herein, the Closing of the transactions contemplated hereby shall not be deemed to be a waiver by Quick & Reilly or any Indemnitee of any rights to indemnification pursuant to ARTICLE XIV, irrespective of whether Quick & Reilly or any other Person had knowledge on or before the Closing Date of the breach by either Nash Weiss or the Sole Stockholder of any representation, warranty, agreement, covenant or condition contained in this Agreement.

         SECTION 9.2. APPROVALS. All Approvals required to be obtained by Nash Weiss and the Sole Stockholder to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of all such Approvals shall have been delivered to Quick & Reilly.

         SECTION 9.3. NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers, directors or stockholders of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         SECTION 9.4. ESCROW AGREEMENT.  Quick & Reilly  shall  have received an
executed  Escrow  Agreement  in    substantially   the form  attached  hereto as
EXHIBIT C.

         SECTION 9.5. EMPLOYMENT AGREEMENTS. Acquiror shall have received an executed employment agreement from each of Weiss and Nash substantially in the form attached hereto as EXHIBIT D-1 AND D-2, RESPECTIVELY.

         SECTION 9.6. CONSULTING AGREEMENT. Acquiror shall have received an executed consulting agreement from the Sole Stockholder substantially in the form attached hereto as EXHIBIT E.

         SECTION 9.7. OTHER DOCUMENTS. Each of Nash Weiss and the Sole Stockholder shall have furnished or caused to be furnished to Quick & Reilly the documents set forth in SECTION 11.2 and such other documents and certificates as may be reasonably requested by Quick & Reilly.

         SECTION 9.8. OPINION OF COUNSEL. Quick & Reilly shall have received a written opinion from Neal, Gerber & Eisenberg, counsel to Nash Weiss and the Sole Stockholder, addressed to each of Quick & Reilly and Acquiror, dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT F.

         SECTION 9.9. CORPORATE ACTION. Nash Weiss shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement and Nash Weiss shall have furnished Quick & Reilly with copies of resolutions, adopted by the Board of Directors of Nash Weiss and the Sole Stockholder and certified by the secretary of Nash Weiss as of the Closing Date, in form and substance reasonably satisfactory to counsel for Quick & Reilly, in connection with such transactions.




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




                                   ARTICLE X.

                   CONDITIONS TO THE OBLIGATIONS OF NASH WEISS
                            AND THE SOLE STOCKHOLDER


         The obligations of Nash Weiss and the Sole Stockholder to consummate, on the Closing Date, the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, unless waived in writing by each of Nash Weiss and the Sole Stockholder:

         SECTION 10.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE. All representations and warranties made by each of Quick & Reilly and Acquiror in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes contemplated by this Agreement. Quick & Reilly and Acquiror shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. Quick & Reilly and Acquiror each shall have certified to the effect of this
SECTION 10.1 in writing to Nash Weiss and the Sole Stockholder, in a form reasonably satisfactory to Nash Weiss and the Sole Stockholder, on the Closing Date. Notwithstanding anything to the contrary contained herein, the closing of the transactions contemplated hereby shall not be deemed a waiver by the Sole Stockholder or any Indemnitee of any rights to indemnification pursuant to
ARTICLE XIV, irrespective of whether the Sole Stockholder or any other Person had knowledge on or before the Closing Date of the breach by either Quick & Reilly or the Acquiror of any representation, warranty, agreement, covenant or condition contained in this Agreement.

         SECTION 10.2. APPROVALS. All Approvals required to be obtained by Quick & Reilly and Acquiror to consummate the transactions contemplated by this Agreement shall have been validly obtained and shall be in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and copies of such Approvals shall have been delivered to Nash Weiss and the Sole Stockholder.

         SECTION 10.3. NO PROCEEDING OR LITIGATION. No action, suit or proceeding before any court or any other Governmental Authority or Regulatory Agency shall have been commenced or threatened, and no investigation by any Governmental Authority or Regulatory Agency shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         SECTION 10.4. ESCROW AGREEMENT. Nash Weiss and the Sole Stockholder shall have received an executed Escrow Agreement in substantially the form attached hereto as EXHIBIT B.

         SECTION 10.5.   EMPLOYMENT AGREEMENTS.  Nash   and   Weiss  shall  have
received executed employment agreements substantially in the form attached hereto as EXHIBIT D-1 and D-2 respectively.

         SECTION 10.6. CONSULTING AGREEMENT. The Sole Stockholder shall have received an executed consulting agreement substantially in the form attached hereto as EXHIBIT E.

         SECTION 10.7. OTHER DOCUMENTS. Each of Quick & Reilly and Acquiror shall have furnished Nash Weiss and the Sole Stockholder with the documents set forth in SECTION 11.3 and such other documents and certificates as may be reasonably requested by Nash Weiss or the Sole Stockholder.

         SECTION 10.8. OPINION OF COUNSEL. Nash Weiss and the Sole Stockholder shall have received a written opinion from Kelley Drye & Warren LLP, counsel to Quick & Reilly, addressed to Nash Weiss and the Sole Stockholder and dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT G.

         SECTION 10.9. CORPORATE ACTION. Each of Quick & Reilly and Acquiror shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement, and each of Quick & Reilly and Acquiror shall have furnished Nash Weiss and the Sole Stockholder with copies of resolutions, adopted by the Board of Directors of Acquiror and Quick & Reilly, as the sole holder of the issued and outstanding shares of capital stock of Acquiror and certified by the secretary of Quick & Reilly as of the Closing Date, in form and substance reasonably satisfactory to counsel for Nash Weiss and the Sole Stockholder, in connection with such transactions.


                                   ARTICLE XI.

                                     CLOSING


         SECTION 11.1. CLOSING. Unless this Agreement shall have been terminated pursuant to the provisions of ARTICLE XII, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held on the later of:
(i) February 28, 1997 or (ii) the last business day of the week following the week in which the final Approval required to consummate the transactions contemplated hereby shall have been obtained and all statutory waiting periods relating thereto shall have expired or been terminated. The Closing shall occur at the close of the New York Stock Exchange trading day at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178.

         SECTION 11.2. DELIVERY OF DOCUMENTS BY NASH WEISS. Nash Weiss agrees to execute and deliver, or cause to be executed and delivered, to Quick & Reilly and Acquiror at the Closing, the following:

                  (a) All of the instruments and documents required to be delivered under ARTICLE IX.


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




                  (b) Written resignations of the directors of Nash Weiss, effective as of the Closing Date.

                  (c) All minute books, stock certificate books, stock ledgers and the corporate seal of Nash Weiss.

                  (d) A copy of the Certificate of Incorporation of Nash Weiss as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of the State of Delaware.

                  (e) Certificates, as of the most recent practicable dates as to the corporate good standing of Nash Weiss issued by the Secretaries of State of the States of Delaware, Florida, Illinois, New Jersey and any other state in which Nash Weiss is required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date.

                  (f) A copy of the By-laws of Nash Weiss in effect on the Closing Date, certified by the Secretary or Assistant Secretary of Nash Weiss as of the Closing Date.

                  (g) Resolutions of the Board of Directors of Nash Weiss and the Sole Stockholder, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of Nash Weiss as of the Closing Date.

                  (h) A Certificate of the Secretary or Assistant Secretary of Nash Weiss dated the Closing Date certifying (i) as to the matters in
         (f) and (g), above, (ii) that the Certificate of Incorporation of Nash Weiss has not been amended, and (iii) to the incumbency and specimen signature of each officer of Nash Weiss executing this Agreement and the other agreements contemplated herein.

                  (i) Such other documents as Quick & Reilly may reasonably request.

         SECTION 11.3. DELIVERY OF DOCUMENTS BY QUICK & REILLY AND ACQUIROR. Each of Quick & Reilly and Acquiror agrees to execute and deliver, or cause to be executed and delivered, to Nash Weiss and the Sole Stockholder, as the case may be, at the Closing, the following:

                  (a) All of the instruments and documents required to be delivered under ARTICLE X.

                  (b)    Such  other  documents  as  Nash  Weiss  or  the   Sole
          Stockholder may reasonably request.

         SECTION 11.4. FILING OF CERTIFICATE OF MERGER. Concurrent with the exchange of documents referred to in this ARTICLE XI, and subject to satisfaction of the conditions set forth herein, Quick & Reilly, Acquiror and Nash Weiss hereby authorize the filing, on the Closing Date, of the Certificate of Merger in the office of the Secretary of State of the State of Delaware.


                                  ARTICLE XII.

                            TERMINATION AND REMEDIES


         SECTION 12.1.   METHODS OF TERMINATION.   This   Agreement   may     be
terminated prior to the Closing Date under the following circumstances:

                  (a) by mutual written consent of the Sole Stockholder, Nash Weiss, Acquiror and Quick & Reilly;

                  (b) subject to the provisions of SECTION 12.2, by Quick & Reilly giving written notice to each of Nash Weiss and the Sole Stockholder if all of the conditions to the obligations of Quick & Reilly and Acquiror set forth in ARTICLE IX have not been satisfied on or before the Closing Date;

                  (c) subject to the provisions of SECTION 12.2, by the Sole Stockholder giving written notice to Quick & Reilly if all of the conditions to the obligations of Nash Weiss and the Sole Stockholder set forth in ARTICLE X have not been satisfied on or before the Closing Date;

                  (d) by Sole Stockholder or Nash Weiss, if a settlement to the Lawsuit, which is acceptable to the Sole Stockholder, has been proposed by the class of defendants in the Lawsuit and Quick & Reilly has failed to consent to such settlement within a period of 5 days after Sole Stockholder has given written notice of the proposed settlement to Quick & Reilly; or

                  (e) by any party if the Closing has not occurred for any reason by April 30, 1997, provided that such terminating party is not then in breach of this Agreement.

         SECTION 12.2. OPPORTUNITY TO CURE. Notwithstanding anything contained in this Agreement to the contrary and subject to the provisions of Section 12.1(b) and 12.1(c) respectively, none of the Sole Stockholder, Nash Weiss, Quick & Reilly or Acquiror shall terminate this Agreement under SECTION 12.1(B) or (C) unless such party shall have first given the other parties notice of its intent to terminate this Agreement, setting forth the nature of the condition to the terminating party's obligation to close which remains unsatisfied and the other parties shall have failed to satisfy such condition within 10 days after receipt of such notice; PROVIDED that if such condition is of a nature that it cannot be reasonably satisfied within such 10 day period, then, if the defaulting or breaching party shall have commenced an attempt to satisfy such condition within such 10 day period, the period to satisfy such condition shall be extended until the date which is 30 days after receipt of such notice.

         SECTION 12.3. PROCEDURE UPON TERMINATION. In the event of termination pursuant to SECTION 12.1:


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




                  (a) each party will return all documents and other materials of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) such termination shall not relieve any party of any liability or further obligation to any other party for breach of this Agreement; PROVIDED, HOWEVER, that termination of this Agreement pursuant to SECTIONS 12.1(A)(D) OR (E) shall not constitute a breach of this Agreement.


                                  ARTICLE XIII.

               COVENANTS OF THE PARTIES SUBSEQUENT TO THE CLOSING


         SECTION 13.1. SHELF REGISTRATION OF QUICK & REILLY COMMON STOCK; AVAILABILITY OF RULE 144. (a) As promptly as reasonably practicable after the Closing Date (but in no event more than 60 days after the Closing Date), Quick & Reilly shall prepare and file with the Commission a Registration Statement on Form S-3 (or such other registration statement as may hereafter replace or supersede Form S-3) relating to the shares of Quick & Reilly Common Stock issued pursuant to this Agreement and the offer and sale of such shares by the Sole Stockholder or the Escrow Agent from time to time pursuant to Rule 415 (or any successor rule or rule broadening Rule 415) under the Securities Act and in accordance with the methods of distribution set forth therein (which shall be specified in a written notice by Sole Stockholder to Quick & Reilly), which registration statement may be substituted for by one or more subsequent registration statements each relating to the offer and sale by the Sole Stockholder or the Escrow Agent from time to time of the shares of Quick & Reilly Common Stock issued pursuant to the Agreement (as in effect from time to time, the "Shelf Registration Statement"), and Quick & Reilly shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable. Quick & Reilly shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended for a period (the "Effectiveness Period") following the Closing Date that will terminate at the earlier of the date when: (i) all the shares of Quick & Reilly Common Stock covered by the Shelf Registration Statement are sold or (ii) such shares could be sold pursuant to Rule 144(k) under the Securities Act, as Rule 144(k) may be subsequently amended, supplemented or modified. The Sole Stockholder will provide such cooperation as Quick & Reilly may reasonably request with respect to the preparation of the Shelf Registration Statement. Quick & Reilly shall bear all expenses of preparing and filing the Shelf Registration Statement, and, the Sole Stockholder shall be responsible for the fees and expenses of counsel he may retain in connection therewith and any commissions or discounts upon sale of the shares registered thereby. Quick & Reilly will not become a party to any underwriting agreement related to sales by the Sole Stockholder, but will indemnify the Sole Stockholder for any liability incurred by the Sole Stockholder arising out of or based upon an untrue statement contained in the Shelf Registration Statement or arising out of or based upon an omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading. The Sole Stockholder shall indemnify Quick & Reilly for any liability incurred by Quick & Reilly as a result of statements or omissions from the Shelf Registration made or omitted in reliance upon


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



upon information furnished by the Sole Stockholder for use in the Shelf Registration Statement.

                  (b) At any time after the Closing that the Shelf Registration Statement is not available for resale by the Sole Stockholder of the Quick & Reilly Common Stock issued pursuant to this Agreement, Quick & Reilly shall use all commercially reasonable efforts to file with the Commission all reports required to be filed therewith pursuant to the Exchange Act and to make publicly available such information as is required by Rule 144 to enable the Sole Stockholder to make sales of such stock pursuant to Rule 144 (or any successor rule).

                  (c) If the Shelf Registration Statement is not effective on or before the 120th day after the Closing or if the Shelf Registration Statement thereafter fails to be effective for a period of 60 consecutive days during the Effectiveness Period, and Rule 144 is not available for the resale by the Sole Stockholder of all or any portion of the Quick & Reilly Common Stock issued to the Sole Stockholder hereunder and proposed to be sold by the Sole Stockholder (the "Subject Shares"), then the Sole Stockholder may, by notice delivered during such period as the Shelf Registration Statement fails to be effective, elect to have Quick & Reilly purchase all or such number of the Subject Shares as the Sole Stockholder may designate and Quick & Reilly agrees to purchase the Subject Shares. Such purchase shall be consummated within fourteen days after delivery of such notice and shall be at a per share purchase price equal to the average (rounded to the nearest whole cent) of the last sale price of the day of one share of Quick & Reilly Common Stock as reported on the consolidated tape of the NYSE on the three days preceding delivery of such notice. The purchase price shall be paid in cash against delivery of the certificate(s) representing the Subject Shares accompanied by appropriate documents of transfer to Quick & Reilly. Once delivered by the Sole Stockholder, the notice contemplated by this
SECTION 13.1(C) may not be withdrawn without the consent of Quick & Reilly.

         SECTION 13.2. ACCESS AND COOPERATION. Following the Closing Date, Quick & Reilly and the Surviving Corporation shall allow the Sole Stockholder and representatives and agents of the Sole Stockholder, upon reasonable prior notice and during regular business hours, to examine and make copies of any books and records of Nash Weiss, to the extent such documents relate to the conduct of the Business prior to the Closing, for any reasonable business purpose, including, without limitation, the preparation or examination of Tax Returns, regulatory filings, financial statements and defense of any actual or threatened litigation including the NASDAQ Proceedings and the Tax Dispute. Access to such books and records may not unreasonably interfere with the business operations of the Surviving Corporation or any successor company and the Sole Stockholder shall reimburse the Surviving Corporation for all reasonable out-of-pocket expenses incurred by the Surviving Corporation in making available and copying such records. The Surviving Corporation shall retain the books and records of Nash Weiss delivered at the Closing which are reasonably necessary for the preparation of Tax Returns for a period of at least 10 years after the Closing and the Surviving Corporation shall not dispose of such books and records if the Sole Stockholder has delivered written notice to the Surviving Corporation prior to the expiration of the 10 year period that the statute of limitations with respect to tax matters for which such books and records are reasonably necessary has not expired. The Surviving Corporation shall retain all other books and records of Nash Weiss delivered at the Closing for a period of at least three years after the Closing.

         SECTION 13.3. CONTRIBUTION OF NET CAPITAL AND REPAYMENT OF THE NASH WEISS SUBORDINATED LOAN DUE TO SOLE STOCKHOLDER. On the first business day after the Closing, Quick & Reilly shall contribute to the Surviving Corporation capital in a minimum amount equal to the amount of net capital which is required to be maintained by a registered broker-dealer pursuant to Section 15c3-1 of the Exchange Act and such additional amount of minimum net capital as may be required by the NASD. Additionally, on the first business day after the Closing, PROVIDED, THAT, all necessary consents and approvals have been obtained, the Surviving Corporation will pay to French American Securities, Inc. the aggregate principal amount outstanding pursuant to the Subordinated Loan Agreement between French American Securities Inc. and Nash Weiss, together with interest accrued thereon through the date of repayment.

         SECTION 13.4.   TAX MATTERS.

                  (a) The Sole Stockholder shall be liable for, shall pay to the relevant tax authorities, and shall indemnify and hold Quick & Reilly and the Surviving Corporation harmless against, (i) all Taxes that relate to (A) with respect to any taxable period of Nash Weiss that commences prior to the Closing Date, but ends on or after the Closing Date, the portion of the taxable period that commences on the first day of such taxable period and continues up to and including the Closing Date (the "Pre-Closing Straddle Period"), and (B) any other taxable period of Nash Weiss ending on or before the Closing Date and (ii) Taxes incurred by either Quick & Reilly or the Surviving Corporation as a result of a breach by Nash Weiss of a representation set forth in ARTICLE III hereof or a failure on the part of the Sole Stockholder to comply with the covenants and undertakings set forth in this Article XIII.

                  (b) Except as provided in SECTION 13.4(A) hereof, Quick & Reilly and the Surviving Corporation shall be liable for, shall pay to the appropriate tax authorities, and shall hold the Sole Stockholder harmless against, (i) all Taxes that relate to (A) with respect to any taxable period of Nash Weiss or the Surviving Corporation that commences prior to the Closing Date but ends after the Closing Date, the portion of the taxable period that commences on the first day after the Closing Date and continues up to and including the last day of such taxable period (the "Post-Closing Straddle Period") and (B) any taxable period of the Surviving Corporation that begins after the Closing Date and (ii) Taxes incurred by the Sole Stockholder as a result of a failure on the part of either Quick & Reilly or the Surviving Corporation to comply with the covenants and undertakings set forth in this
Article XIII or as a result of breach of a representation set forth in ARTICLES V or VI.

                  (c) Whenever it is necessary for purposes of this SECTION 13.4 to determine the liability for Taxes of the Surviving Corporation for a taxable period that begins before and ends after the Closing Date, the determination shall be made by assuming that the Surviving Corporation had a taxable year which ended at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned pro rata on a time basis.

                  (d) In the event that the Sole Stockholder or Quick & Reilly is or becomes entitled to or receives any refund of Taxes attributable to Nash Weiss in respect of the Pre- Closing Straddle Period or any other taxable period ending on or prior to the Closing Date, (i) Quick & Reilly, the Surviving Corporation and the Sole Stockholder shall cooperate with each other and take


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



all reasonable actions necessary to obtain such refund and (ii) the amount thereof plus any interest related thereto, shall be (A) the property of (and paid over to) the Sole Stockholder (but net of any Taxes imposed on Quick & Reilly or the Surviving Corporation with respect thereto) if it relates to a tax period or portion thereof ending on or before the Closing Date and was not considered as an asset or used to reduce the liability of Nash Weiss for Taxes in connection with the determination of the Final Net Book Value, and (B) Quick & Reilly in all other cases.

                  (e) The Sole Stockholder shall prepare and timely file (or provide to Quick & Reilly for filing, if applicable) all Tax Returns required or permitted by applicable law to be filed by Nash Weiss with respect to periods ending on or before the Closing Date. Quick & Reilly and the Surviving Corporation shall (i) cooperate with the Sole Stockholder for the purpose of making any election under applicable Law to permit Nash Weiss to file any short period Tax Return for the taxable period ending on the Closing Date and (ii) provide access to all relevant books and records for purposes of preparing such Tax Returns. Unless otherwise required by applicable Law and disclosed in writing to Quick & Reilly by the Sole Stockholder in advance of the filing of the relevant Tax Return, any Tax Return to be prepared by the Sole Stockholder pursuant to this SECTION 13.4(E) shall be prepared on a basis consistent with past practice and shall not be prepared in a manner calculated to accelerate or defer any income or deductions into any taxable period in order to achieve a result favorable to the Sole Stockholder and detrimental to Quick & Reilly as a result of the transactions contemplated by this Agreement. Quick & Reilly shall be given the opportunity to review any such Tax Return not less than 30 days prior to the due date for the filing of such return (including extensions) with the relevant Governmental Authority and the Sole Stockholder shall consult with Quick & Reilly in good faith with respect to any issues that Quick & Reilly may have regarding such Tax Return. Quick & Reilly shall have the right to approve (which approval shall not be unreasonably withheld) such Tax Return to the extent it would require an indemnification payment by Quick & Reilly pursuant to
SECTION 13.4(B) hereof. Unless required by applicable Law, the Sole Stockholder shall not file an amended Tax Return for Nash Weiss without Quick & Reilly's consent if such amendment would cause or increase Quick & Reilly's liability for any Taxes described in SECTION 13.4(B) hereof.

                  (f) Quick & Reilly shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Surviving Corporation for taxable years or periods ending after the Closing Date. With respect to Tax Returns covering a Pre-Closing Straddle Period or the first taxable year beginning after the Closing Date, a copy of such Tax Returns shall, unless otherwise required by applicable law and disclosed in writing to Sole Stockholder, be prepared on a basis consistent with past practices of Nash Weiss and shall be provided to the Sole Stockholder within 30 days prior to the due date (including extensions) for the filing thereof with the relevant Governmental Authority and Quick & Reilly shall consult with the Sole Stockholder in good faith with respect to any issues that the Sole Stockholder may have regarding such Tax Return. The Sole Stockholder shall have the right to approve (which approval shall not be unreasonably withheld) such Tax Return to the extent it would require an indemnification payment by the Sole Stockholder pursuant to SECTION 13.4(A) hereof. Unless required by applicable law, Quick & Reilly shall not file an amended Tax Return for the Surviving Corporation without the Sole Stockholder's written consent.

                  (g) Quick & Reilly shall promptly but in no event later than 10 days after receipt (i) notify the Sole Stockholder of the commencement of any claim, audit, examination or other proposed change or adjustment by any Governmental Authority concerning any Taxes (a "Tax Claim") for which the Sole Stockholder may be responsible under SECTION 13.4(A) hereof and (ii) furnish the Sole Stockholder with copies of any correspondence received from any Governmental Authority in connection with such Tax Claim. The Sole Stockholder shall promptly (i) notify Quick & Reilly of the commencement of any Tax Claim, for which Quick & Reilly may be responsible under SECTION 13.4(B) hereof and
(ii) furnish Quick & Reilly with copies of any correspondence received from any Governmental Authority in connection with such Tax Claim. Notwithstanding the foregoing, no failure or delay in giving any notice described above shall relieve any party of its obligations under this SECTION 13.4 or ARTICLE XIV except, and only to the extent, that the indemnifying party is prejudiced thereby.

                  (h) Neither Quick & Reilly nor Sole Stockholder shall take or cause to be taken any action other than actions set forth in this Agreement or any other agreement entered into on the date hereof between the parties hereto which would disqualify the Merger as a "reorganization" described in Section 368(a)(2)(D) of the Code.

                  (i) Quick & Reilly shall cooperate with the Sole Stockholder to permit any payment made by or on behalf of the Sole Stockholder pursuant to
ARTICLE XIV of this Agreement to be made at such time and in such manner as shall permit or enable the Sole Stockholder to claim or preserve any and all applicable tax deductions, credits or other benefits attributable to the payment of an Indemnified Liability (as such term is hereinafter defined), PROVIDED, HOWEVER, that such agreement shall be of no force or effect if such delay or payment method would have a Material Adverse Effect on Quick & Reilly as determined in its sole discretion. To the extent payments due to or for the benefit of Quick & Reilly pursuant to SECTION 14.4 are not made promptly after such payments become due, Sole Stockholder shall pay to Quick & Reilly interest on the amount of the Indemnified Liability at a per annum rate equal to the Prime Rate in effect when the Indemnified Liability became due and payable pursuant to SECTION 14.4 of this Agreement. Notwithstanding the foregoing, if it shall be determined by the Internal Revenue Service that Sole Stockholder is not eligible to claim such tax deductions, credits or other benefits attributable to payment of an Indemnified Liability, Quick & Reilly agrees to the extent permitted by law, as determined in its sole discretion, to claim, utilize and recognize such deductions, credits or benefits and to determine whether such tax deductions, credits or benefits resulted in any Indemnification Tax Benefits being realized by it in the form of actual net cash proceeds or savings (calculated on a "with and without" basis with respect to such deductions, credits or other benefits). Quick & Reilly further agrees to negotiate in good faith with Sole Stockholder to determine the method and time of payment to Sole Stockholder to transfer to Sole Stockholder any such Indemnification Tax Benefit and to make such appropriate payment(s) within ten (10) days after the date on which the parties mutually agree the payment is to be made. Notwithstanding the foregoing, if the parties are unable to reach a mutual agreement with respect to the form and time of payment, Quick & Reilly agrees to make payment, in cash, to the Sole Stockholder within thirty (30) days after the date on which Quick & Reilly actually receives any Indemnification Tax Benefits.

                  (j) The Sole Stockholder shall cooperate with Quick & Reilly to permit any payment made by or on behalf of Quick & Reilly pursuant to ARTICLE XIV of this Agreement to be made at such time and in such manner as shall permit or enable Quick & Reilly to claim or preserve any and all applicable tax deductions, credits or other benefits attributable to the payment of an Indemnified Liability (as such term is hereinafter defined), PROVIDED, HOWEVER, that such agreement shall be of no force or effect if such delay or payment method would have a Material Adverse Effect on the Sole Stockholder as determined in his sole discretion. To the extent payments due to or for the benefit of the Sole Stockholder pursuant to SECTION 14.4 are not made promptly after such payments become due, Quick & Reilly shall pay to the Sole Stockholder interest on the amount of the Indemnified Liability at a per annum rate equal to the Prime Rate in effect when payment for the Indemnified Liability became due and payable pursuant to SECTION 14.4 of this Agreement. Notwithstanding the foregoing, if it shall be determined by the Internal Revenue Service that Quick & Reilly is not eligible to claim such tax deductions, credits or other benefits attributable to the payment of an Indemnified Liability, the Sole Stockholder agrees to the extent permitted by law, as determined in his sole discretion, to claim, utilize and recognize such deductions, credits or benefits and to determine whether such tax deductions, credits or benefits had or could have resulted in any Indemnification Tax Benefits being realized by the Sole Stockholder in the form of actual net cash proceeds or savings (calculated on a "with and without" basis with respect to such deductions, credits or other benefits). The Sole Stockholder further agrees to negotiate in good faith with Quick & Reilly to determine the method and time of payment to Quick & Reilly to transfer to Quick & Reilly any such Indemnification Tax Benefit and to make such appropriate payment(s) within ten (10) days after the date on which the parties mutually agree the payment is to be made. Notwithstanding the foregoing, if the parties are unable to reach a mutual agreement with respect to the form and time of payment, the Sole Stockholder agrees to make payment, in cash, to Quick & Reilly within thirty (30) days after the date on which the Sole Stockholder actually receives such Indemnification Tax Benefits.

         SECTION 13.5. GOVERNMENTAL AND REGULATORY APPROVALS AND COMPLIANCE. As promptly as practicable after the Closing Date, each of Quick & Reilly and Surviving Corporation shall file or cause to be filed with the appropriate Governmental Authority and Regulatory Agency any notifications, applications or other documents required to be filed with respect to the transactions contemplated hereby and in connection with the registration of the Surviving Corporation as a registered broker-dealer in the States of Illinois, New Jersey and Florida, a member in good standing of the NASD and will promptly file an Uniform Application for Broker-Dealer Registration on Form BD with the NASD. The Sole Stockholder agrees to make available to each of Quick & Reilly and the Surviving Corporation such information as each of them may reasonably request to enable each of them to file the required applications, notices and other requisite documents with such Governmental Authorities and Regulatory Agencies and to provide any additional information requested by such agencies.

         SECTION 13.6. FURTHER ASSURANCES. (a) Upon the terms and subject to the conditions provided herein, each of Quick & Reilly, the Surviving Corporation and the Sole Stockholder shall use commercially reasonable efforts to take, cause to be taken, all action or do, or cause to be done, all things or execute or cause to be executed any documents necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, and the other agreements contemplated hereby.

                  (b) On and after the Closing Date, each of Quick & Reilly, the Surviving Corporation and the Sole Stockholder shall take all commercially reasonable appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions of this Agreement.

         SECTION 13.7. PARTICIPATION IN STOCK SPLIT. On the Stock Split Payment Date, Quick & Reilly shall issue to the Sole Stockholder additional shares of Quick & Reilly Common Stock in such number which will be equal to the Aggregate Quick & Reilly Conversion Shares.

         SECTION 13.8. EXPENSES. Except as otherwise provided in this Agreement, the Sole Stockholder will pay the legal and other expenses incurred by or on behalf of himself and Nash Weiss and Quick & Reilly will pay the legal and other expenses incurred by or on behalf of itself and Acquiror in connection with the negotiation and preparation of this Agreement and the transactions contemplated herein whether or not such transactions are completed or this Agreement is terminated.


                                  ARTICLE XIV.

                     SURVIVAL OF REPRESENTATIONS, WARRANTIES
                         AND COVENANTS; INDEMNIFICATION


         SECTION 14.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Except for the Unlimited Representations and Covenants (as such terms are defined below), the other representations, warranties, agreements and covenants of the parties contained in this Agreement (the "Limited Representations and Covenants") shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby until the fifth anniversary of the Closing, or if the Closing shall not have taken place, for a period of six (6) months following the date hereof. The representations, warranties, covenants and agreements of the parties contained in Sections 3.1, 3.10, 3.12, 3.15, 3.17(a), 4.1, 5.1, 6.1, 15.7, 15.8, Article VIII and Article
XIII (collectively, the "Unlimited Representations and Covenants") shall continue in full force after the Closing Date, or if the Closing shall not have taken place, following the date hereof without any time limitation other than under applicable statutes of limitation. No suit, action or proceeding may be commenced by a party with respect to any claim arising out of or relating to the Limited Representations and Covenants after the fifth anniversary of the Closing. Notwithstanding the foregoing sentence and subject to the other provisions of this ARTICLE XIV, the parties shall have the right to commence a suit, action or proceeding after the fifth anniversary of the Closing with respect to the Unlimited Representations and Covenants.

         SECTION 14.2.  INDEMNIFICATION  BY QUICK & REILLY.  Subject to SECTIONS
14.1 AND 14.4. Quick & Reilly shall indemnify Nash Weiss (prior to the Closing) and the affiliates, directors and officers of Nash Weiss (prior to the Closing) and the Sole Stockholder for, and shall hold each of them harmless from, any and all damages, claims, suits, actions, causes of action, proceedings, investigations, losses, liabilities, assessments, judgments, deficiencies and expenses (including, without limitation, reasonable legal, accounting and other professional expenses) ("Indemnified Liabilities") asserted against or incurred or sustained by any of them relating to, associated with or arising out of any breach of any of the warranties or representations of Quick & Reilly and Acquiror set forth in ARTICLE V or ARTICLE VI of this Agreement or the covenants and agreements of Quick & Reilly and Acquiror set forth in this Agreement. In addition, if a voucher, coupon or other similar payment method constitutes a part of any settlement to the Lawsuit, any discount between the amount otherwise payable to the Surviving Corporation or Quick & Reilly and the face value of such voucher, coupon or other similar payment method shall be deemed to be an Indemnified Liability for purposes of this Agreement.

         SECTION 14.3. INDEMNIFICATION BY THE SOLE STOCKHOLDER. Subject to SECTIONS 14.1 AND 14.4, the Sole Stockholder shall indemnify Quick & Reilly and its directors and officers for, and shall hold each of them harmless from, any and all Indemnified Liabilities asserted against or incurred or sustained by it or its Affiliates relating to, associated with or arising out of any breach of any of the warranties or representations set forth in ARTICLE III or ARTICLE IV of this Agreement or the covenants and agreements of Nash Weiss or the Sole Stockholder set forth in this Agreement. In addition, the Sole Stockholder shall indemnify Quick & Reilly and its directors and officers for, and shall hold each of them or its Affiliates harmless from, any and all Indemnified Liabilities asserted against, incurred and sustained by any of them relating to, associated with or arising out of the NASDAQ Proceedings, the Tax Dispute and all other liabilities or obligations of Nash Weiss other than: (i) obligations fully reserved for on the balance sheet of Nash Weiss included in the Interim Financial Statements and (ii) liabilities incurred in connection with the operation of the Business after the Closing Date. Notwithstanding anything to the contrary, the maximum liability of the Sole Stockholder arising pursuant to this Agreement for Indemnified Liabilities shall not exceed the Purchase Price.

         SECTION 14.4. INDEMNIFICATION PROCEDURE. (a) Reasonably promptly after obtaining knowledge thereof, a Person who may be entitled to indemnification hereunder (the "Indemnitee") shall promptly give the party who may be obligated to provide such indemnification (the "Indemnitor") written notice of any Indemnified Liability which the Indemnitee has determined has given or could give rise to a claim for indemnification hereunder (a "Notice of Claim"); PROVIDED, HOWEVER, that no failure or delay in giving any such Notice of Claim shall relieve the Indemnitor of its obligations except, and only to the extent, that it is prejudiced thereby. A Notice of Claim shall specify in reasonable detail the nature and all known particulars related to an Indemnified Liability. The Indemnitor shall perform its indemnification obligations in respect of an Indemnified Liability described in a Notice of Claim under SECTIONS 14.2 or 14.3 hereof, as the case may be, within 30 days after the Indemnitor shall have received such Notice of Claim; PROVIDED, HOWEVER, such obligation shall be suspended so long as the Indemnitor is in good faith performing its obligations under SECTION 14.4(B) hereof with respect to such Indemnified Liability.

                  (b) The Indemnitor shall (i) promptly inform the Indemnitee of all material developments with respect to a matter which is the subject of a Notice of Claim and (ii) inform the Indemnitee promptly after the Indemnitor has made a good faith determination, based on the facts alleged in such Notice of Claim or which have otherwise become known to the Indemnitor, either that the Indemnitor acknowledges that it has an indemnification obligation hereunder in respect of such Indemnified Liability or that the Indemnitor has made a good faith determination that it has no indemnification obligation hereunder in respect of such Indemnified Liability. Except as set forth in SECTION 14.4(C), the Indemnitee shall have the right, but not the obligation, to participate, at its own cost and expense, in the defense, contest or other opposition of any such third party claim, demand, suit, action or proceeding through legal counsel selected by it and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims which it may have. So long as the Indemnitor is in good faith performing its obligations under this SECTION 14.4(B), the Indemnitee shall (i) at Indemnitor's cost and expense, cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnitor upon request and (ii) not compromise or settle any such claim, demand, suit, action or proceeding without the prior written consent of the Indemnitor. Notwithstanding the foregoing, the Indemnitee shall (x) make its employees reasonably available to the Indemnitor without cost and expense to the Indemnitor provided that the Indemnitor is in good faith performing its obligations under Section 14.4(b) and the availability of such employee to the Indemnitor does not materially impair the performance of such employee's duties to the Indemnitee, and (y) bear all costs and expenses which it would have incurred in connection with any third party action, demand, claim, suit or proceeding involving the Indemnitee without regard for the transactions contemplated by this Agreement. If the Indemnitor fails to perform its obligations under this SECTION 14.4(B), or if the Indemnitor shall have informed the Indemnitee in writing in accordance herewith that the Indemnitor does not have an indemnification obligation hereunder in respect of such Liability, then the Indemnitee shall have the right, but not the obligation, to take the actions which the Indemnitor would have had the right to take in connection with the performance of such obligations and, if the Indemnitee is entitled to indemnification hereunder in respect of the event or circumstance as to which the Indemnitee takes such actions, then the Indemnitor shall, in addition to indemnifying Indemnitee for the Liability, indemnify the Indemnitee for all of the legal, accounting and other costs, fees and expenses reasonably and actually incurred in connection therewith. If the Indemnitor proposes to settle or compromise any such third party action, demand, claim, suit or proceeding, the Indemnitor shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. Notwithstanding anything contained herein to the contrary, the Indemnitee shall have the right to object to the settlement or compromise of any such third party action, demand, claim, suit or proceeding whereupon (A) the Indemnitee will assume the defense, contest or other opposition of any such third party action, demand, claim, suit or proceeding for its own account and as if it were the Indemnitor and (B) the Indemnitor shall be released from any and all liability with respect to any such third party action, demand, claim, suit or proceeding to the extent that such liability exceeds the liability which the Indemnitor would have had in respect of such a settlement or compromise.

                  (c) Notwithstanding anything contained herein to the contrary, the Sole Stockholder shall have the right, but not the obligation, to direct the defense of all matters relating to the Lawsuit. The Sole Stockholder shall also have the right, at his sole expense, to settle or compromise any matter relating to the Lawsuit for monetary damages or monetary equivalent damages. For purposes hereof, monetary equivalent damages shall mean services performed for the benefit of class plaintiffs of the Lawsuit without compensation or at a fee below the standard established rate for such service pursuant to a voucher, coupon or other similar payment method. If the Sole Stockholder proposes to settle or compromise any third party action, demand, claim, suit or proceeding relating to the Lawsuit for other than monetary damages or monetary equivalent damages, the Sole Stockholder shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of such settlement or compromise) to the Indemnitee a reasonable time prior to effecting such settlement or compromise. The Indemnitee shall have the right to object to the settlement or compromise of the Lawsuit other than for monetary damages or monetary equivalent damages if the terms thereof would have a Material Adverse Effect on the conduct or economics of the Business.


                                   ARTICLE XV.

                            MISCELLANEOUS PROVISIONS


         SECTION 15.1. AMENDMENT. No addition to, and no cancellation, renewal, extension, modification or amendment of, or approval under this Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each party, and for each party which is an entity by an officer of, or attorney-in-fact for, such party.

         SECTION 15.2. WAIVER. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party, and for each party which is an entity by an officer of, or attorney-in-fact for such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise of part of any party of any such right, power or remedy any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         SECTION 15.3. INVESTIGATIONS. The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         SECTION 15.4. HEADINGS. The article and section headings contained in this Agreement are for references purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 15.5. NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given as follows: on the day established by the sender as having been delivered personally or by telecopier (with confirmation); on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

                  (a)      IF TO NASH WEISS OR THE SOLE STOCKHOLDER:

                           Mr. Lee S. Casty
                           French American Securities, Inc.
                           200 West Adams Street, Suite 1500
                           Chicago, Illinois  60606
                           Telecopy No.:  (312) 407-5746

                           WITH A COPY TO:

                           Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                           Chicago, Illinois  60602
                           Attention: Scott J. Bakal
                           Telecopy No.:  (312) 269-1747


                  (b)      IF TO THE PARENT OR ACQUIROR:

                           The Quick & Reilly Group, Inc.
                           230 County Road
                           Palm Beach, Florida 33480
                           Attention: President
                           Telecopy No.:  (561) 655-9010

                           WITH A COPY TO:

                           U.S. Clearing Corp.
                           26 Broadway
                           New York, New York 10004
                           Attention:  President
                           Telecopy No.:  (212) 747-5291

                           Kelley Drye & Warren LLP
                           Two Stamford Plaza
                           281 Tresser Boulevard
                           Stamford, Connecticut 06901
                           Attention: Jay R. Schifferli
                           Telecopy No.:  (203) 327-2669
or to such other address or to the attention of Person or Persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         SECTION 15.6. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party shall assign any of its rights or delegate any of its duties hereunder (in whole or in part and by operation of law or otherwise) without the prior written consent of the other parties hereto. Any assignment of rights or delegation of duties under this Agreement by a party without the prior written consent of the other parties shall be void.

         SECTION 15.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK AS TO ALL MATTERS, INCLUDING, BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 15.8.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

                  (a) EACH OF THE PARTIES HERETO, TO THE EXTENT THAT SUCH PARTY MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OR HIS OBLIGATIONS ARISING HEREUNDER OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT OR HE MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT OR HE MAY LAWFULLY DO SO, EACH PARTY HERETO CONSENTS TO THE SERVICE OF PROCESS BY PersonAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF, HIMSELF OR ITS OR HIS PROPERTY, IT OR HE HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OR HIS, OBLIGATIONS UNDER THIS AGREEMENT.

                  (b) WAIVER OF JURY TRIAL. EACH OF THE PARTY HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY

OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

                  (c) The provisions of this SECTION 15.8 shall survive any termination of this Agreement for any reason.

         SECTION 15.9. COUNTERPARTS. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and deemed to have been executed and delivered by all of the parties at such time as counterparts shall have been executed and delivered by each of the parties, regardless of whether each of the parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of each of the parties.

         SECTION 15.10. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights on any Persons other than parties to this Agreement as provided herein.

         SECTION 15.11. SEVERABILITY. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         SECTION 15.12. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto) and the agreements referred to herein contain the entire agreement and understanding among the parties with respect to the subject matter hereof, and cancels and supersedes all previous or contemporaneous written or verbal negotiations, representations, warranties, commitments, offers, bids, bid solicitations, and other understandings between or among Acquiror, Quick & Reilly, Nash Weiss and the Sole Stockholder. There are no agreements, covenants, representations or warranties with respect to the transactions contemplated hereby other than those expressly set forth herein or in any agreement or other instrument contemplated hereby.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                           NASH, WEISS & CO.



                                            By:  /S/ RONALD WEISS
                                             -----------------------------------
                                                 Ronald Weiss
                                                 Vice President




                                                  /S/ LEE S. CASTY
                                             -----------------------------------
                                                  Lee S. Casty



                                              THE QUICK & REILLY GROUP, INC.



                                              By: /S/ LESLIE C. QUICK, III
                                                 -------------------------------
                                                  Leslie C. Quick, III
                                                  Vice President

                                               NW ACQUISITION CORP.



                                               By: /S/ LESLIE C. QUICK, III
                                                  ------------------------------
                                                   Leslie C. Quick, III
                                                   Secretary

As to Section 7.7 only:



/S/ RONALD S. NASH
---------------------------------
Ronald S. Nash



/S/ RONALD M. WEISS
---------------------------------
Ronald M. Weiss



                                       53

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                                       54

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                                TABLE OF CONTENTS
                                                                        Page No.

ARTICLE I.   DEFINITIONS...................................................  2
         SECTION 1.1. Definitions..........................................  2
         SECTION 1.2. Knowledge........................... ................  7

ARTICLE II.  THE MERGER....................................................  7
         SECTION 2.1.  Merger..............................................  7
         SECTION 2.2.  Filing and Effective Time...........................  7
         SECTION 2.3.  Effects of the Merger...............................  7
         SECTION 2.4.  Conversion Formula..................................  8
         SECTION 2.5.  Conversion of Nash Weiss Common Stock...............  8
         SECTION 2.6.  Exchange of Certificates; Escrow of Quick & Reilly
                        Common Stock.......................................  8
         SECTION 2.7.  Net Book Value......................................  9
         SECTION 2.8.  No Fractional Shares................................ 10
         SECTION 2.9.  Tax-Free Reorganization............................. 10

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF NASH WEISS.................. 10
         SECTION 3.1.  Organization, Qualification and Authority of
                         Nash Weiss ....................................... 10
         SECTION 3.2.    Capitalization.................................... 11
         SECTION 3.3.    Corporate Organizational Documents................ 11
         SECTION 3.4.    No Conflict....................................... 11
         SECTION 3.5.    Consents.......................................... 12
         SECTION 3.6.    Financial Statements................ ............. 12
         SECTION 3.7.    No Undisclosed Liabilities........................ 12
         SECTION 3.8.    Absence of Certain Changes........................ 12
         SECTION 3.9.    Reports........................................... 13
         SECTION 3.10.   Title to Real Property............................ 13
         SECTION 3.11.   Real Property Leases.............................. 13
         SECTION 3.12.   Title and Condition of Certain Personal Property.. 14
         SECTION 3.13.   Contracts......................................... 14
         SECTION 3.14.   Litigation........................................ 15
         SECTION 3.15.   Tax Matters....................................... 15
         SECTION 3.16.   Compliance with Law; Permits...................... 17
         SECTION 3.17.   Intellectual Property............................. 18
         SECTION 3.18.   Benefit Plans of Nash Weiss....................... 18
         SECTION 3.19.   Environmental and Health/Safety Matters........... 21
         SECTION 3.20.   Corporate Records................................. 22
         SECTION 3.21.   Depositories...................................... 22
         SECTION 3.22.   Insurance......................................... 22
         SECTION 3.23.   True and Complete Copies.......................... 22
         SECTION 3.24.   Brokerage......................................... 22
         SECTION 3.25.   Transactions with Affiliates...................... 23
         SECTION 3.26.   Securities and Exchange Commission Broker-Dealer
                          Registration..................................... 23


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         SECTION 3.27.   NASD Matters...................................... 23
         SECTION 3.28.   SIPC/CRD Registration............................. 23
         SECTION 3.29.   State Broker-Dealer Registrations................. 23
         SECTION 3.30.   Employees......................................... 23
         SECTION 3.31.   Registered Principals and Representatives......... 23
         SECTION 3.32.   Brokers' Bond..................................... 23
         SECTION 3.33.   Intercompany Liabilities.......................... 23
         SECTION 3.34.   Full Disclosure................................... 24

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE
              SOLE STOCKHOLDER............................................. 24
         SECTION 4.1.    Record and Beneficial Ownership of Nash Weiss
                          Common Stock..................................... 24
         SECTION 4.2.    Due Execution.... ................................ 24
         SECTION 4.3.    No Conflict....................................... 24
         SECTION 4.4.    Consents.......................................... 25
         SECTION 4.5.    Brokerage......................................... 25
         SECTION 4.6.    Investment Representations........................ 25
         SECTION 4.7.    Full Disclosure................................... 26

ARTICLE V.   REPRESENTATIONS AND WARRANTIES OF
              QUICK & REILLY............................................... 26
         SECTION 5.1.     Organization, Qualification and Authority
                           of Quick & Reilly............................... 26
         SECTION 5.2.     No Conflict...................................... 26
         SECTION 5.3.     Consents......................................... 27
         SECTION 5.4.     Brokerage........................................ 27
         SECTION 5.5.     Quick & Reilly Common Stock............ ......... 27
         SECTION 5.6.     Filings with the Commission...................... 27
         SECTION 5.7.     Recapitalizations................................ 27

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES OF QUICK
              & REILLY AND ACQUIROR........................................ 28
         SECTION 6.1.     Organization and Authority....................... 28
         SECTION 6.2.     No Conflict...................................... 28
         SECTION 6.3.     Consents......................................... 28
         SECTION 6.4.     Acquiror Capitalization.......................... 29
         SECTION 6.5.     Business Activity; Indebtedness.................. 29

ARTICLE VII. COVENANTS OF THE PARTIES PENDING CLOSING...................... 29
         SECTION 7.1.     Regulatory Approvals and Compliance.............. 29
         SECTION 7.2.     Conduct of Business.............................. 30
         SECTION 7.3.     Conduct of Business of Acquiror.................. 31
         SECTION 7.4.     Approvals........................................ 31
         SECTION 7.5.     Actions with Respect to the Merger............... 31
         SECTION 7.6.     Access to Information............................ 31
         SECTION 7.7.     Exclusivity...................................... 32


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         SECTION 7.8.     Notification of Certain Matters.................. 32

ARTICLE VIII.  CONFIDENTIALITY AND PUBLICITY............................... 32
         SECTION 8.1.     Confidentiality.................................. 32
         SECTION 8.2.     Publicity........................................ 33
         SECTION 8.3.     Return of Confidential Information............... 34
         SECTION 8.4.     Injunctive Relief................................ 34

ARTICLE IX.    CONDITIONS TO THE OBLIGATIONS OF QUICK & REILLY
                AND ACQUIROR............................................... 34
         SECTION 9.1.     Representations and Warranties; Performance...... 34
         SECTION 9.2.     Approvals........................................ 35
         SECTION 9.3.     No Proceeding or Litigation...................... 35
         SECTION 9.4.     Escrow Agreement................................. 35
         SECTION 9.5.     Employment Agreements............................ 35
         SECTION 9.6.     Consulting Agreement............................. 35
         SECTION 9.7.     Other Documents.................................. 35
         SECTION 9.8.     Opinion of Counsel............................... 35
         SECTION 9.9.     Corporate Action................................. 35

ARTICLE X.     CONDITIONS TO THE OBLIGATIONS OF NASH WEISS
                AND THE SOLE STOCKHOLDER................................... 35
         SECTION 10.1.    Representations and Warranties; Performance...... 36
         SECTION 10.2.    Approvals........................................ 36
         SECTION 10.3.    No Proceeding or Litigation...................... 36
         SECTION 10.4.    Escrow Agreement................................. 36
         SECTION 10.5.    Employment Agreements............................ 36
         SECTION 10.6.    Consulting Agreement............................. 36
         SECTION 10.7.    Other Documents.................................. 37
         SECTION 10.8.    Opinion of Counsel............................... 37
         SECTION 10.9.    Corporate Action ................................ 37

ARTICLE XI.    CLOSING..................................................... 37
         SECTION 11.1.    Closing.......................................... 37
         SECTION 11.2.    Delivery of Documents by Nash Weiss.............. 37
         SECTION 11.3.    Delivery of Documents by Quick & Reilly
                           and Acquiror ................................... 38
         SECTION 11.4.    Filing of Certificate of Merger.................. 38

ARTICLE XII.   TERMINATION AND REMEDIES.................................... 38
         SECTION 12.1.    Methods of Termination........................... 39
         SECTION 12.2.    Opportunity to Cure.............................. 39
         SECTION 12.3.    Procedure Upon Termination....................... 39

ARTICLE XIII.  COVENANTS OF THE PARTIES SUBSEQUENT
                TO THE CLOSING............................................. 40
         SECTION 13.1.    Shelf Registration of Quick & Reilly Common Stock;
                           Availability of Rule 144........................ 40


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         SECTION 13.2.    Access and Cooperation........................... 41
         SECTION 13.3.    Contribution of Net Capital and Repayment
                           of the Nash Weiss Subordinated Loan Due
                           to Sole Stockholder ............................ 41
         SECTION 13.4.     Tax Matters..................................... 42
         SECTION 13.7.     Participation in Stock Split.................... 46
         SECTION 13.8.     Expenses........................................ 46

ARTICLE XIV.   SURVIVAL OF REPRESENTATIONS, WARRANTIES
                AND COVENANTS; INDEMNIFICATION............................. 46
         SECTION 14.1.     Survival of Representations, Warranties
                            and Covenants ................................. 46
         SECTION 14.2.      Indemnification by Quick & Reilly.............. 46
         SECTION 14.3.      Indemnification by the Sole Stockholder........ 47
         SECTION 14.4.      Indemnification Procedure...................... 47

ARTICLE XV.    MISCELLANEOUS PROVISIONS.................................... 49
         SECTION 15.1.       Amendment..................................... 49
         SECTION 15.2.       Waiver........................................ 49
         SECTION 15.3.       Investigations................................ 49
         SECTION 15.4.       Headings...................................... 49
         SECTION 15.5.       Notices....................................... 49
         SECTION 15.6.       Binding Effect; Assignment.................... 51
         SECTION 15.7.       GOVERNING LAW................................. 51
         SECTION 15.8.       CONSENT TO JURISDICTION; WAIVER OF
                              JURY TRIAL .................................. 51
         SECTION 15.9.       Counterparts.................................. 52
         SECTION 15.10.      No Third Party Beneficiaries.................. 52
         SECTION 15.11.      Severability.................................. 52
         SECTION 15.12.      Entire Agreement.............................. 52




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                                    EXHIBITS

A        Certificate of Merger
B        Letter of Transmittal
C        Escrow Agreement
D-1      Employment Agreement of Ronald S. Nash
D-2      Employment Agreement of Ronald M. Weiss
E        Consulting Agreement of Lee S. Casty
F        Opinion of Neal, Gerber & Eisenberg
G        Opinion of Kelley Drye & Warren LLP



                                    SCHEDULES


3.1(a)            States in Which Licensed
3.1(b)            Ownership of Other Securities or Indebtedness
3.2               Outstanding Rights for Nash Weiss Capital Stock
3.4               Conflicts
3.5               Company Consents
3.6               Financial Statements and Adjustments Thereto
3.7               Liabilities and Obligations
3.8               Certain Changes
3.10              Owned Real Property and Encumbrances Thereon
3.11              Real Property Leases
3.12              Equipment and Fixtures and Encumbrances Thereon
3.13              Contracts
3.14              Litigation
3.15              Tax Matters
3.16              Compliance; Permits
3.17              Intellectual Property
3.18              Benefit Plans
3.19              Environmental and Health/Safety Matters
3.21              Depositories
3.22              Insurance Policies
3.25              Transactions with Affiliates
3.30              Employees
3.31              Registered Principals and Representatives
3.33              Commission Rates
4.3               Conflicts
4.4               Required Consents
5.2               Conflicts
5.3               Required Consents
6.2               Conflicts
6.3               Required Consents



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